EXHIBIT 10.1

AMCOR LIMITED

AMCOR FINANCE (USA), INC.

U.S.$850,000,000

5.38% Series A Guaranteed Senior Notes due 2016

5.69% Series B Guaranteed Senior Notes due 2018

5.95% Series C Guaranteed Senior Notes due 2021

NOTE AND GUARANTEE AGREEMENT

Dated as of December 15, 2009, as amended by

Amendment No. 1 dated as of June 28, 2013 and

Amendment No. 2 dated as of June 6, 2019

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	6.1.	Purchase for Investment, etc.	14
	6.2.	Australian Matters, Etc.	14
	6.3.	Source of Funds	15

7.	INFORMATION AS TO THE OBLIGORS AND PARENT GUARANTOR		17
	7.1.	Financial and Business Information	17
	7.2.	Officer’s Certificate	19
	7.3.	Inspection	20
	7.4.	Limitation on Disclosure Obligation	21

8.	PREPAYMENT OF THE NOTES; INTEREST		21
	8.1.	Maturity	21
	8.2.	Optional Prepayments with Make-Whole Amount	22
	8.3.	Prepayment in Connection with a Payment under Section 13	22
	8.4.	Prepayments in Connection with a Change of Control	23
	8.5.	Prepayments in Connection with Dispositions of Assets	23
	8.6.	Notices, Etc.	24
	8.7.	Allocation of Partial Prepayments and Offers of Partial Prepayments	24
	8.8.	Maturity; Surrender, etc.	25
	8.9.	Purchase of Notes	25
	8.10.	Make-Whole Amount	25

9.	AFFIRMATIVE COVENANTS		26
	9.1.	Compliance with Law	27
	9.2.	Insurance	27
	9.3.	Maintenance of Properties	27
	9.4.	Payment of Taxes and Claims	27
	9.5.	Corporate Existence, etc.; Ownership of the Company	28
	9.6.	Ranking	28
	9.7.	Subsidiary Guarantees	28
	9.8.	Rating	29

10.	NEGATIVE COVENANTS		30
	10.1.	Transactions with Affiliates	30
	10.2.	Merger, Consolidation, etc.	30
	10.3.	Liens	32
	10.4.	Subsidiary Indebtedness	35
	10.5.	Total Net Indebtedness to EBITDA	36
	10.6.	Interest Coverage Ratio	36
	10.7.	[Reserved.]	36
	10.8.	Disposition of Assets	36
	10.9.	Lines of Business	37
	10.10.	Terrorism Sanctions Regulations; Prepayment in Connection with a Noteholder Sanctions Violation	37

11.	EVENTS OF DEFAULT		39

12.	REMEDIES ON DEFAULT, ETC.		42
	12.1.	Acceleration	42
	12.2.	Other Remedies	43
	12.3.	Rescission	43

	12.4.	No Waivers or Election of Remedies, Expenses, etc.	44

13.	TAX INDEMNIFICATION		44

14.	GUARANTEE, ETC.		45
	14.1.	Guarantee	45
	14.2.	Obligations Unconditional	46
	14.3.	Guarantees Endorsed on the Notes	48

15.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		48
	15.1.	Registration of Notes	48
	15.2.	Transfer and Exchange of Notes	49
	15.3.	Replacement of Notes	49

16.	PAYMENTS ON NOTES		50
	16.1.	Place of Payment	50
	16.2.	Home Office Payment	50

17.	EXPENSES, ETC.		50
	17.1.	Transaction Expenses	50
	17.2.	Certain Taxes	51
	17.3.	Survival	51

18.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		51

19.	AMENDMENT AND WAIVER		52
	19.1.	Requirements	52
	19.2.	Solicitation of Holders of Notes	52
	19.3.	Binding Effect, etc.	53
	19.4.	Notes held by Obligors, etc.	53

20.	NOTICES		53

21.	REPRODUCTION OF DOCUMENTS		54

22.	CONFIDENTIAL INFORMATION		54

23.	SUBSTITUTION OF PURCHASER		55

24.	JURISDICTION AND PROCESS		56

25.	OBLIGATION TO MAKE PAYMENTS IN DOLLARS		57

26.	NOVATION		57

27.	PARENT GUARANTEE; OTHER PROVISIONS OF THIS AGREEMENT APPLICABLE TO THE PARENT GUARANTOR		59
	27.1.	Guarantee	59
	27.2.	Obligations Unconditional	59

	27.3.	Other Provisions of this Agreement Applicable to the Parent Guarantor		62
	27.4.	Amendments		62

28.	MISCELLANEOUS			62
	28.1.	Successors and Assigns		62
	28.2.	Payments Due on Non-Business Days		62
	28.3.	Matters Relating to Applicable GAAP		62
	28.4.	Severability		63
	28.5.	Construction		64
	28.6.	Counterparts		64
	28.7.	Governing Law		64
	28.8.	Consent in Contemplation of Transfer		64

	SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

	SCHEDULE B	—	DEFINED TERMS

	SCHEDULE 4.9	—	Changes in Corporate Structure

	SCHEDULE 5.3	—	Disclosure Materials

	SCHEDULE 5.4	—	Subsidiaries and Ownership of Subsidiary Stock

	SCHEDULE 5.5	—	Financial Statements

	SCHEDULE 5.15	—	Existing Indebtedness/Liens

	EXHIBIT 1-A	—	Form of Series A Guaranteed Senior Note due 2016

	EXHIBIT 1-B	—	Form of Series B Guaranteed Senior Note due 2018

	EXHIBIT 1-C	—	Form of Series C Guaranteed Senior Note due 2021

	EXHIBIT 2	—	Form of Guarantee

	EXHIBIT 4.4(a)(i)	—	Form of Opinion of U.S. Counsel for the Obligors and the Subsidiary Guarantors

	EXHIBIT 4.4(a)(ii)	—	Form of Opinion of Australian Counsel for the Guarantor

	EXHIBIT 4.4(a)(iii)	—	Form of Opinion of English Counsel for Amcor UK Finance Limited

	EXHIBIT 4.4(b)	—	Form of Opinion of Special United States Counsel for the Purchasers

EXHIBIT 4.11	—	Form of Subsidiary Guarantee

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AMCOR LIMITED

AMCOR FINANCE (USA), INC.

109 Burwood Road

Hawthorn

Victoria 3122

Australia

treasury@amcor.com.au

5.38% Series A Guaranteed Senior Notes due 2016

5.69% Series B Guaranteed Senior Notes due 2018

5.95% Series C Guaranteed Senior Notes due 2021

As of December 15, 2009

TO THE PURCHASERS WHOSE NAMES

APPEAR IN THE ACCEPTANCE

FORM AT THE END HEREOF:

Ladies and Gentlemen:

AMCOR FINANCE (USA), INC., a Delaware corporation (the “Company” (as such term is further defined in Schedule B)), and AMCOR LIMITED (ABN 62 000 017 372), a company incorporated under the laws of the State of New South Wales, Commonwealth of Australia (the “Guarantor” (as such term is further defined in Schedule B) and, together with the Company, the “Obligors”), jointly and severally agree with each of the purchasers whose names appear in the acceptance form at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.                                      AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale, in three series, of U.S.$850,000,000 aggregate principal amount of its senior notes, of which U.S.$275,000,000 aggregate principal amount shall be its Series A Guaranteed Senior Notes due 2016 (the “Series A Notes”), U.S.$300,000,000 aggregate principal amount shall be its Series B Guaranteed Senior Notes due 2018 (the “Series B Notes”) and U.S.$275,000,000 aggregate principal amount shall be its Series C Guaranteed Senior Notes due 2021 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 15).  The Series A Notes, Series B Notes and Series C Notes shall be substantially in the form set out in Exhibits 1-A, 1-B and 1-C, respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Obligors.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule”

or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Payment of the principal of, Make-Whole Amount (if any) and interest on the Notes and other amounts owing hereunder shall be unconditionally guaranteed by (i) the Guarantor as provided in Section 14 (and each Note will have the guarantee (each a “Guarantee” and, collectively, the “Guarantees”) of the Guarantor endorsed thereon in the form set forth in Exhibit 2) and (ii) the Subsidiary Guarantors pursuant to their respective Subsidiary Guarantees.

2.                                      SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, Notes in the respective series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.                                      CLOSINGS.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., New York City time, at two closings (each a “Closing”), the first of which will occur on December 15, 2009 (the “First Closing Date”) and shall provide for the sale and purchase of U.S.$230,000,000 in aggregate principal amount of the Series A Notes, U.S.$270,000,000 in aggregate principal amount of the Series B Notes and U.S.$240,000,000 of the Series C Notes, and the second of which will occur on January 5, 2010 (the “Second Closing Date”) and shall provide for the sale and purchase of the remaining U.S.$45,000,000 in aggregate principal amount of the Series A Notes, U.S.$30,000,000 in aggregate principal amount of the Series B Notes and U.S.$35,000,000 of the Series C Notes.  At each Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser at such Closing (as specified in Schedule A) in the form of a single Note for each series to be so purchased (or such greater number of Notes in denominations of at least U.S.$500,000 (or, if higher, the equivalent in Dollars of A$500,000) as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), with the Guarantee of the Guarantor endorsed thereon, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Wells Fargo Bank, N.A., 420 Montgomery St, San Francisco, CA 94104, ABA #: 121000248, A/C#:  4000042614, Swift code: WFBIUS6S, Account name:  Amcor Finance USA.  If at either Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.                                      CONDITIONS TO CLOSINGS.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at either Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

4.1.                            Representations and Warranties.

The representations and warranties of the Obligors in this Agreement and of each Subsidiary Guarantor in its Subsidiary Guarantee shall be correct when made and at the time of such Closing.

4.2.                            Performance; No Default.

Each Obligor and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement or, in the case of each Subsidiary Guarantor, its Subsidiary Guarantee, required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes with the benefit of the Guarantees (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  As of the First Closing Date, neither Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1 or 10.8 hereof had such Sections applied since such date.

4.3.                            Compliance Certificates.

(a)                                 Officer’s Certificate.  Each Obligor and each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 with respect to such Obligor or such Subsidiary Guarantor, as applicable, have been fulfilled.

(b)                                 Secretary’s or Director’s Certificate.  Each Obligor and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the First Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of (i) this Agreement and the Notes (in the case of the Company), (ii) this Agreement and the Guarantees (in the case of the Guarantor) and (iii) the respective Subsidiary Guarantees (in the case of each Subsidiary Guarantor).

4.4.                            Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the First Closing Date (a) from (i) Sidley Austin, U.S. counsel for the

Obligors and the Subsidiary Guarantors, (ii) Allens Arthur Robinson, Australian counsel for the Guarantor, and (iii) Sidley Austin LLP, English counsel for Amcor UK Finance Limited, substantially in the respective forms set forth in Exhibit 4.4(a)(i), 4.4(a)(ii) and 4.4(a)(iii), and covering such other matters incident to the transactions contemplated hereby as such Purchaser or the Purchasers’ counsel may reasonably request (and the Obligors hereby instruct their counsel and counsel for Amcor UK Finance Limited to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.                            Purchase Permitted By Applicable Law, etc.

On the date of such Closing such Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Guarantor certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.                            Sale of Other Notes.

(a)                                 Contemporaneously with such Closing the Company shall sell to the other Purchasers and the other Purchasers shall purchase the Notes to be purchased by them at such Closing as specified in Schedule A.

(b)                                 Prior to the Closing on the Second Closing Date, the applicable Purchasers shall have purchased the Notes to be purchased by them at the Closing on the First Closing Date as specified in Schedule A.

4.7.                            Payment of Special Counsel Fees.

Without limiting the provisions of Section 17.1, the Obligors shall have paid on or before such Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Guarantor at least three Business Days prior to such Closing.

4.8.                            Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.

4.9.                            Changes in Corporate Structure.

As of the date of such Closing, neither Obligor shall have changed its jurisdiction of incorporation or, except as specified in Schedule 4.9, been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.                     Evidence of Consent to Receive Service of Process.

Such Purchaser shall have received, in form and substance satisfactory to such Purchaser, evidence of the consent of National Registered Agents, Inc. in New York, New York to the appointment and designation provided for by Section 24 hereof and Section 5.03 of the Subsidiary Guarantees for the period from the First Closing Date through December 15, 2022.

4.11.                     Subsidiary Guarantees.

Such Purchaser shall have received true and complete copies of the Subsidiary Guarantees, duly executed and delivered by the respective Subsidiary Guarantors, and the Subsidiary Guarantees shall be in full force and effect and the representations and warranties of the Subsidiary Guarantors contained therein shall be correct when made and at the time of such Closing.  Such Purchaser shall also have received in respect of each Subsidiary Guarantor a certificate, dated the First Closing Date, signed by a director of such Subsidiary Guarantor confirming that such Subsidiary Guarantor is, and after giving the Subsidiary Guarantee will be, able to pay its debts as they become due.

4.12.                     Funding Instructions.

At least three Business Days prior to the date of each Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Guarantor confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.13.                     Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Subsidiary Guarantees and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers’ special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

The Company as to itself and the Guarantor as to itself and as to its Subsidiaries represents and warrants to each Purchaser that:

5.1.                            Organization; Power and Authority.

Each Obligor is a corporation duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes (in the case of the Company) and this Agreement and the Guarantees (in the case of the Guarantor), and to perform the provisions hereof and thereof.

5.2.                            Authorization, etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and this Agreement and the Guarantees have been duly authorized by all necessary corporate action on the part of the Guarantor, and this Agreement constitutes and, upon execution and delivery thereof, each Guarantee will constitute, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.                            Disclosure.

The Obligors, through their agents, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., have delivered to each Purchaser a copy of a Private Placement Memorandum, dated October 2009 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all Material respects, the general nature of the business and principal properties of the Guarantor and its Subsidiaries.  This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Notwithstanding the foregoing, the Obligors do not make any representations or warranties with respect to any projections or forward looking statements contained in any of the Disclosure Documents, other than such projections and forward looking statements are based on information that the Obligors believe to be accurate and such projections and forward looking statements were calculated or arrived at in a manner that the Obligors believe to be reasonable.  Except as disclosed in the Disclosure Documents, since June 30, 2009 there has been no change in the financial condition, operations, business, properties or prospects of either Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.                            Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)  Schedule 5.4 contains as of the First Closing Date (except as noted therein) complete and correct lists (i) of the Guarantor’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary and whether such Subsidiary is on the First Closing Date a Subsidiary Guarantor and/or a Material Subsidiary, (ii) of the Guarantor’s Affiliates, other than Subsidiaries, and (iii) of each of the Guarantor’s directors and senior officers.

(b)  All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 as of the First Closing Date and except for Liens incurred after the First Closing Date that are permitted pursuant to Section 10.3).

(c)  Each Material Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is, if applicable, in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Material Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)  No Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Material Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.                            Financial Statements; Material Liabilities.

The Obligors have delivered to each Purchaser copies of the consolidated financial statements of the Guarantor and its Subsidiaries listed in Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and their financial performance and cash flows for the respective periods so specified and have been prepared in accordance with Applicable GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.                            Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes and by the Guarantor of this Agreement and the Guarantees will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

5.7.                            Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Guarantor of this Agreement or the Guarantees (including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement, the Notes and the Guarantees and the payment of such Dollars to Persons resident in the United States of America).  It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement, the Notes or the Guarantees that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

5.8.                            Litigation; Observance of Agreements, Statutes and Orders.

(a)  There are no actions, suits or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)  Neither Obligor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, but only to the extent applicable thereto, Environmental Laws and the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.                            Taxes; Foreign Taxes.

(a)  The Obligors and each Subsidiary have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (or filings related thereto) (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with Applicable GAAP.  No Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes for all fiscal periods are adequate.

(b)  No liability for any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding (each a “Tax” and collectively “Taxes”), directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in Australia or any political subdivision thereof or therein (an “Applicable Taxing Authority”) will be incurred by either Obligor or any holder of a Note as a result of the execution or delivery of this Agreement, the Notes or the Guarantees and, based on present law, no deduction or withholding in respect of Taxes imposed by or for the account of any Applicable Taxing Authority or any jurisdiction (other than the United States of America) by or through which payments with respect to the Notes are made by the Company or payments with respect to the Guarantees are made by the Guarantor is required to be made from any payment by the Company under this Agreement or the Notes or by the Guarantor under this Agreement or the Guarantees, except for any such withholding or deduction arising out of the conditions described in the proviso to Section 13(a) and except as may be described in the opinion of Australian counsel to the Guarantor delivered pursuant to Section 4.4(a)(ii).

5.10.                     Title to Property; Leases.

The Obligors and each Subsidiary have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except where the failure to have such title could not reasonably be expected to have a Material Adverse Effect.  All leases that either Obligor or any Subsidiary is party to as lessee are valid and subsisting and are in full force and effect except where the failure to be valid and subsisting and in full force and effect could not reasonably be expected to have a Material Adverse Effect.

5.11.                     Licenses, Permits, etc.

(a)                                 The Obligors and each Subsidiary own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)                                 To the best knowledge of the Obligors, no product of either Obligor or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the best knowledge of the Obligors, there is no Material violation by any Person of any right of either Obligor or any Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by either Obligor or any Subsidiary.

5.12.                     Compliance with ERISA.

(a)  The Obligors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) or the penalty or excise tax provisions of the Code relating to its Plans (other than Multiemployer Plans), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)  The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the then aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$25,000,000 in the aggregate for all Plans.  The present value of the accrued benefit liabilities (whether or not vested) under all Foreign Pension Plans as of June 30, 2009 did not exceed the current value of the assets of such Foreign Pension Plans allocable to such benefit liabilities by more than A$175,000,000 in the aggregate for all Foreign Pension Plans, as reported in the notes to the consolidated financial statements of the Guarantor and its Subsidiaries as of June 30, 2009.  The term “benefit liabilities” has the meaning specified in section 4001(a)(16) of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)  The Obligors and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)  The expected postretirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

(e)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed on either Obligor pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers’ representation in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

(f)  Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and court orders and has been maintained in good standing with applicable regulatory authorities except for instances of non-compliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

5.13.                     Private Offering by the Obligors.

Neither of the Obligors nor anyone acting on their behalf has offered the Notes or the Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and approximately 80 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Guarantees to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Neither of the Obligors nor anyone acting on their behalf has offered or will offer for subscription or purchase, or issue invitations to subscribe for or buy, any Notes in Australia or its territories or possessions.

5.14.                     Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to repay existing Indebtedness and for other general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.                     Existing Indebtedness; Future Liens.

(a)  Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries as of November 30, 2009 (except Indebtedness between the Guarantor or any of its Subsidiaries and any other Subsidiary), since which date, up to and including the First Closing Date, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Guarantor or its Subsidiaries.  Neither Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of either Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)  Except as disclosed in Schedule 5.15, neither Obligor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

(c)  Neither Obligor nor any Subsidiary Guarantor is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary Guarantor, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor under this Agreement or the Notes or of such Subsidiary Guarantor under its respective Subsidiary Guarantee, except as specifically indicated in Schedule 5.15.

5.16.                     Foreign Assets Control Regulations, etc.

(a)  Neither the sale of the Notes by the Company hereunder with the benefit of the Guarantees nor the Company’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States

Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)  Neither Obligor nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person.  To the extent applicable thereto, each Obligor and its Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act.

(c)  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

5.17.                     Status under Certain Statutes.

(i) Neither Obligor nor any Subsidiary Guarantor is required to register as an “investment company” under the United States Investment Company Act of 1940, as amended, either before or after giving effect to the offer and sale of the Notes with the benefit of the Guarantees and the application of the proceeds thereof and (ii) neither Obligor nor any Subsidiary is subject to regulation under the United States Federal Power Act, as amended.

5.18.                     Environmental Matters.

(a)  Neither Obligor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or such Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)  Neither Obligor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)  Neither Obligor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Law and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)  All buildings on all real properties now owned, leased or operated by either Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.                     Ranking.

The Company’s payment obligations under this Agreement and the Notes and the Guarantor’s payment obligations under this Agreement and the Guarantees will, upon issuance of the Notes and the Guarantees, constitute direct, unconditional and general obligations of such Obligor and rank in right of payment either pari passu or senior to all other unsecured, unsubordinated Indebtedness of such Obligor except for Indebtedness which is preferred by operation of bankruptcy, insolvency, liquidation, administration or similar laws of general application.

5.20.                     Representations of Subsidiary Guarantors.

The representations and warranties of each Subsidiary Guarantor contained in its respective Subsidiary Guarantee are true and correct as of the date they are made and will be true and correct at the time of each Closing.

6.                                      REPRESENTATIONS OF THE PURCHASERS.

6.1.                      Purchase for Investment, etc.

Each Purchaser severally represents that it is purchasing the Notes to be purchased by it hereunder on the date of each Closing on which such Purchaser is purchasing Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may only be resold (in addition to the transfer restrictions set forth in Section 15.2) if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that no Obligor is required to register the Notes.

6.2.                      Australian Matters, Etc.

(a)                                 Each Purchaser severally represents that such Purchaser is not an associate of either Obligor within the meaning of section 128F(9) of the Australian Tax Act.

(b)                                 Each Purchaser acknowledges that it has been advised by the Obligors that no prospectus or other disclosure document in relation to the Notes has been or will be lodged with the Australian Securities and Investments Commission or ASX Limited by or on behalf of either Obligor.  Each Purchaser represents and agrees that it:

(1)                                 has not offered or invited applications for, and will not offer or invite applications for, the issue, sale or purchase of the Notes or any interest in the Notes in Australia (including an offer or invitation which is received by a Person in Australia); and

(2)                                 has not distributed or published, and will not distribute or publish, the Memorandum or any other offering material or advertisement relating to the Notes in Australia, unless (i) the minimum aggregate consideration payable by each offeree on acceptance of any such offer is at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law, and (ii) such action complies with all applicable laws and regulations.

(c)                                  Each Purchaser agrees that, in connection with the primary distribution of the Notes to occur at each Closing, it will not sell Notes to (A) any person who has been identified to such Purchaser in writing by the Obligors to be an associate of either Obligor for the purposes of section 128F(5) of the Australian Tax Act, or (B) any other Person if, at the time of such sale, the employees of the Purchaser aware of, or involved in, the sale knew or had reasonable grounds to suspect that, as a result of such sale, any Notes or an interest in any Notes were being, or would later be, acquired (directly or indirectly) by such an associate of any Obligor.

(d)                                 Each Purchaser represents that it is purchasing the Notes in connection with the carrying on of a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

6.3.                            Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)  the Source is an “insurance company general account” (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)  the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Obligors in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)  the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this paragraph (d); or

(e)  the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Obligors in writing pursuant to this paragraph (e); or

(f)  the Source is a governmental plan; or

(g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this paragraph (g); or

(h)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.                                      INFORMATION AS TO THE OBLIGORS AND PARENT GUARANTOR.

7.1.                            Financial and Business Information.

The Obligors and the Parent Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

(a)                                 Quarterly Statements — within 90 days after the end of the first three fiscal quarters in each fiscal year of the Parent Guarantor, duplicate copies of,

(i)                                     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such period, and

(ii)                                  consolidated statements of profit and loss and cash flows of the Parent Guarantor and its Subsidiaries for such period,

setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with Applicable GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their financial performance for the applicable period, subject to changes resulting from year-end adjustments;

(b)                                 Annual Statements — within 120 days after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(i)                                     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(ii)                                  consolidated statements of profit and loss and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Applicable GAAP, and accompanied by

(A)                               an opinion thereon of independent chartered accountants of recognized international standing, which opinion shall state that such financial statements give a true and fair view of the financial position of the companies being reported upon and their financial performance for the applicable period and have been prepared in conformity with Applicable GAAP and other mandatory professional reporting requirements, and that the examination of such accountants in connection with such financial statements has been made in accordance with Australian Auditing Standards (as such term is used and defined in such accountants’ opinion and as the wording of such accountants’ opinion may be updated or amended from time to time in accordance with industry practice and standards); and

(B)                               a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

(c)                                  Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor, the Parent Guarantor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report and each prospectus or registration statement (without exhibits except as expressly requested by such holder) filed by either Obligor, the Parent Guarantor or any Subsidiary with ASX Limited, the New York Stock Exchange or any other stock exchange or the United States Securities and Exchange Commission or any similar Governmental Authority and (iii) all press releases and other statements made available generally by either Obligor, the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)                                 Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent Guarantor or the Obligors are taking or propose to take with respect thereto;

(e)                                  ERISA Matters — promptly, and in any event within ten Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Obligors, the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(i)                                     with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                                  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor, the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                               any event, transaction or condition that is reasonably likely to result in the incurrence of any liability by either Obligor, the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor, the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)                                   Foreign Pension Plan Matters — promptly and in any event within ten Business Days after receipt thereof, copies of any notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Foreign Pension Plans, together with a description of the action, if any, that the Parent Guarantor or the Obligors propose to take with respect thereto;

(g)                                  Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor, the Parent Guarantor or any Subsidiary from any Governmental Authority having jurisdiction over either Obligor, the Parent Guarantor or any Subsidiary relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(h)                                 Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor, the Parent Guarantor or any of its Subsidiaries or relating to the ability of either Obligor or the Parent Guarantor to perform its obligations hereunder, under the Notes and under the Guarantees, as the case may be, as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Parent Guarantor explaining the Parent Guarantor’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.                            Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor setting forth:

(a)                                 Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Obligors and the Parent Guarantor were in compliance with the requirements of Section 10.3 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)                                 Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor, the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Guarantor or the Obligors shall have taken or propose to take with respect thereto.

7.3.                            Inspection.

The Parent Guarantor and the Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)                                 No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of the Parent Guarantor, the Guarantor and the Company, to discuss the affairs, finances and accounts of the Parent Guarantor, the Guarantor and the Company and their Subsidiaries with the Parent Guarantor’s, the Guarantor’s or the Company’s officers, as the case may be, and (with the consent of the Parent Guarantor, the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) their independent chartered accountants, and (with the consent of the Parent Guarantor, the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor, the Guarantor and the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of the Parent Guarantor, the Guarantor, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Parent Guarantor and the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Parent Guarantor, the Obligors and their Subsidiaries), all at such times and as often as may be requested.

Any inspection made pursuant to this Section 7.3 is subject to the confidentiality requirements of Section 22.

7.4.                            Limitation on Disclosure Obligation.

Neither of the Obligors nor the Parent Guarantor shall be required to disclose the following information pursuant to Section 7.1(c), 7.1(g), 7.1(h) or 7.3:

(a)                                 information that the Parent Guarantor or the Obligors determine after consultation with counsel qualified to advise on such matters (which may be in-house counsel) that, notwithstanding the confidentiality requirements of Section 22, the Parent Guarantor or such Obligor would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)                                 information that, notwithstanding the confidentiality requirements of Section 22, the Parent Guarantor or such Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Parent Guarantor or such Obligor and not entered into in contemplation of this clause (b), provided that the Parent Guarantor or the Obligors shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Parent Guarantor or the Obligors have received a written opinion of counsel (which may be in-house counsel) confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Parent Guarantor or the Obligors will provide such holder with a written opinion of counsel (which may be in-house counsel and which may be addressed to the Parent Guarantor or the Obligors) relied upon as to any requested information that the Parent Guarantor or the relevant Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.                                      PREPAYMENT OF THE NOTES; INTEREST.

8.1.                            Maturity.

As provided therein, the entire unpaid principal amount of the Series A Notes, Series B Notes and Series C Notes shall be due and payable on December 15, 2016, December 15, 2018 and December 15, 2021, respectively.

8.2.                            Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided in Section 8.6, prepay on any Business Day all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the applicable Make-Whole Amounts determined for the prepayment date with respect to such principal amount.

8.3.                            Prepayment in Connection with a Payment under Section 13.

(a)  Subject to Subsection (b) below, if, as a result of the occurrence of any Tax Event, the Company or the Guarantor (assuming that the Guarantor is required to make a payment pursuant to Section 14 or any Guarantee) on any date shall have (i) made a payment under Section 13 with respect to any Note or become obligated to make a payment under Section 13 with respect to any Note on the next date on which a payment of interest is scheduled to be made (such payment in either case being in excess of the amount that the Company or the Guarantor, as applicable, would have been required to pay but for the occurrence of such Tax Event) (in either case, any such Note being herein referred to as an “Affected Note”) and (ii) furnished to each holder of any Affected Note a notice from a Responsible Officer of the Company or the Guarantor, as applicable, setting forth in reasonable detail the nature of such Tax Event and an explanation of the basis on which the Company or the Guarantor, as applicable, is then so obligated to make payment under Section 13, the Company may, upon notice given as provided in Section 8.6, prepay the Affected Notes in whole (and not in part) on any Business Day at a price equal to the unpaid principal amount of such Notes, together with interest accrued thereon to the date fixed for such prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount.

(b)  Notwithstanding Subsection (a) above, no Affected Note shall be prepaid pursuant to this Section 8.3 if the holder thereof, at least ten Business Days prior to the prepayment date under this Section 8.3, shall have delivered a notice to the Obligors stating that such holder waives any right to any future payment under Section 13 in respect of the specific Tax Event that shall have given rise to the Company’s prepayment right under this Section 8.3; provided that

(1)  no such waiver (x) shall be deemed to constitute a waiver of any right to receive a payment in full under Section 13 in respect of any other Tax Event that shall have given rise to the Company’s prepayment right under this Section 8.3 or (y) preclude the Company from exercising any such right of prepayment in respect of such other Tax Event; and

(2)  if on any date the amount of any payment that a holder of a Note would be entitled to receive under Section 13 shall increase (in proportion to the total amount in respect of which the amount payable under Section 13 is determined),

(x)  the occurrence of any such increase shall be deemed to be a new Tax Event giving rise to a prepayment right under this Section 8.3, and

(y)  such holder thereafter shall be entitled to receive the full amount of any future payment provided under Section 13, notwithstanding any waiver previously delivered pursuant to this Section 8.3, unless such holder shall have delivered a notice under Section 8.3(b) in respect of any such prepayment.

In addition, no prepayment of any Note shall be permitted pursuant to Section 8.3(a) (i) if a Default or Event of Default then exists, (ii) until the Obligors shall have taken commercially reasonable steps to mitigate the requirement to make the underlying Tax payment under Section 13 or (iii) if the underlying Tax payment under Section 13 arises as a result of the failure of either Obligor to make any request specified in Section 13(a)(ii) or any other act or omission by either Obligor (other than actions required to be taken under applicable law), and any prepayment notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

8.4.                            Prepayments in Connection with a Change of Control.

If a Change of Control shall occur, the Company shall within five days thereafter give written notice thereof (a “Change of Control Prepayment Notice”) to each holder of Notes, which notice shall (i) refer specifically to this Section 8.4 and describe in reasonable detail such Change of Control and (ii) offer to prepay on a Business Day not less than 30 days and not more than 60 days after the date of such Change of Control Prepayment Notice (the “Change of Control Prepayment Date”) the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date, and specify the Change of Control Response Date (as defined below).  Each holder of a Note shall notify the Obligors of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Obligors on a date at least ten days prior to the Change of Control Prepayment Date (such date ten days prior to the Change of Control Prepayment Date being the “Change of Control Response Date”). The Company shall prepay on the Change of Control Prepayment Date all of the Notes held by each holder that has accepted such offer in accordance with this Section 8.4 at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date. The failure by a holder of any Note to respond to such offer in writing on or before the Change of Control Response Date shall be deemed to be a rejection of such offer.

8.5.                            Prepayments in Connection with Dispositions of Assets.

If the Company is required to offer to prepay Notes in accordance with (and in the aggregate amount calculated pursuant to) Section 10.8(d), the Company will give written notice thereof to the holders of all Notes then outstanding, which notice shall (i) refer specifically to this Section 8.5 and Section 10.8(d) and describe in reasonable detail the Disposition giving rise to such offer to prepay Notes, (ii) specify the principal amount of each Note held by such holder offered to be prepaid (determined in accordance with Section 8.7 and Section 10.8(d), the “Ratable Amount”), (iii) specify a Business Day for such prepayment not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below) and (iv) offer to prepay on the Disposition Prepayment Date the Ratable Amount of each Note together with interest accrued thereon to the Disposition Prepayment Date (the “Prepayment Amount”).  Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least ten days prior to the Disposition Prepayment Date (such date ten Business Days prior to the Disposition Prepayment Date being the “Disposition Response Date”). The Company shall prepay on the Disposition Prepayment Date the Prepayment Amount with respect to each Note held by the holders who have accepted such offer in accordance with this Section 8.5. The failure by a holder of any Note to respond to such offer in writing on or before the Disposition Response Date shall be deemed to be a rejection of such offer.  If any holder of a Note rejects or is deemed to have rejected any offer of prepayment with respect to such Note in accordance with this Section 8.5, then, for purposes of determining compliance with Section 10.8(d), the Company nevertheless shall be deemed to have made a prepayment of Indebtedness in an amount equal to the Ratable Amount with respect to such Note.

8.6.                            Notices, Etc.

The Company will give each holder of Notes written notice of each optional prepayment under Section 8.2 or 8.3, in each case not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Any such notice shall specify such date (which date shall be a Business Day), the aggregate principal amount of the Notes or Affected Notes, as the case may be, to be prepaid on such date, the principal amount of each Note or Affected Note (if such holder is a holder of any Affected Notes), as the case may be, held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.  Any such notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated applicable Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, and two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes or Affected Notes, as the case may be, a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.7.                            Allocation of Partial Prepayments and Offers of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2 and in the case of each offer of partial prepayment of the Notes pursuant to Section 8.5, the Company shall prepay (or, in the case of Section 8.5, offer to prepay) the same percentage of the unpaid principal amount of the Notes of each series, and the principal amount of the Notes of each series so to be prepaid (or, in the case of Section 8.5, offered to be prepaid) shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.8.                            Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.9.                            Purchase of Notes.

Neither Obligor will, and neither Obligor will permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by either Obligor or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it, the Guarantor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.10.                     Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, 8.3 or Section 26(b) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) (i) if such Called Principal is to be prepaid pursuant to Section 8.3, 1.00% or (ii) if such Called Principal is to be prepaid pursuant to Section 8.2 or 26(b) or has become or is declared to be immediately due and payable pursuant to Section 12.1, 0.50% plus (y) the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets) for the most recently issued, actively traded, on the run U.S. Treasury securities having a maturity equal to the remaining term of such Note as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term of such Note as of such Settlement Date.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the remaining term of such Note and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the remaining term of such Note.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3, 12.1 or 26(b).

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, 8.3 or 26(b) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.                                      AFFIRMATIVE COVENANTS.

The Company, the Guarantor and the Parent Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

9.1.                            Compliance with Law.

The Parent Guarantor and the Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation (but only to the extent applicable thereto), Environmental Laws and the USA PATRIOT Act, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.                            Insurance.

The Parent Guarantor and the Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.                            Maintenance of Properties.

The Parent Guarantor and the Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent Guarantor or either Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.                            Payment of Taxes and Claims.

The Parent Guarantor and the Obligors will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor, either Obligor or any Subsidiary, provided that none of the Parent Guarantor, either Obligor or any Subsidiary need file such return or pay any such tax, assessment, charge, levy or claims if (i) the amount, applicability or validity thereof is contested by the Parent Guarantor, such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor, such Obligor or such Subsidiary has established adequate reserves therefor in accordance with Applicable GAAP on the books of the Parent Guarantor, such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.                            Corporate Existence, etc.; Ownership of the Company.

(a)  Subject to Section 10.2, the Parent Guarantor and the Obligors will at all times preserve and keep in full force and effect their respective corporate existences.  Subject to Sections 10.2 and 10.8, the Parent Guarantor and the Obligors will at all times preserve and keep in full force and effect the corporate or other organizational existence of each of their Subsidiaries and all rights and franchises of the Parent Guarantor, the Guarantor, the Obligors and their Subsidiaries unless (other than with respect to the Company or the Guarantor), in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate or other organizational existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  The Parent Guarantor will at all times own, directly or indirectly, 100% of the capital stock of the Guarantor and the Company.

9.6.                            Ranking.

The Parent Guarantor and each Obligor will ensure that, at all times, all of its liabilities under this Agreement and the Notes (in the case of the Company) and under this Agreement and the Guarantees (in the case of the Guarantor) and under this Agreement (in the case of the Parent Guarantor) will rank in right of payment either pari passu or senior to all other unsecured, unsubordinated Indebtedness of such Obligor or the Parent Guarantor, as the case may be, except for Indebtedness which is preferred by operation of bankruptcy, insolvency, liquidation, administration or similar laws of general application.

9.7.                            Subsidiary Guarantees.

(a)  The Parent Guarantor and the Obligors will ensure that at all times each Subsidiary (other than the Company and the Guarantor) that has outstanding a Guaranty with respect to any Indebtedness of the Parent Guarantor outstanding under any Credit Facility (or is otherwise a co-obligor on, or jointly liable with respect to, any such Indebtedness) is a Subsidiary Guarantor.

(b)  The Parent Guarantor and the Obligors will cause each Subsidiary which is or becomes a Subsidiary Guarantor to execute and deliver a Subsidiary Guarantee and to provide, together with an executed copy thereof, the following to each holder of a Note:

(i)  a certificate signed by a director of such Subsidiary confirming that such Subsidiary is, and after giving the Subsidiary Guarantee will be, able to pay its debts as they become due; and

(ii)  an opinion in form and substance reasonably satisfactory to the Required Holders from legal advisors to such Subsidiary covering the execution and enforceability of such Subsidiary Guarantee and other matters incidental thereto.

(c)  Notwithstanding anything in this Agreement or in any Subsidiary Guarantee to the contrary, upon notice by the Parent Guarantor or the Obligors to each holder of a Note (which notice shall contain a certification by the Parent Guarantor or the Obligors as to the matters specified in clauses (x) and (y) below and shall be accompanied by a certification or other instrument executed by the creditor or creditors (or an agent acting on their behalf) evidencing the release of the applicable Subsidiary Guarantor of its obligations under its Guaranty or co-obligation or joint liability, as the case may be, in favor of such creditor or creditors), each of its Subsidiary Guarantors specified in such notice shall cease to be a Subsidiary Guarantor and shall be automatically released from its obligations under its Subsidiary Guarantee (without the need for the execution or delivery of any other document by any holder of a Note or any other Person) if, as at the date of such notice, after giving effect to such release (x) the Parent Guarantor and the Obligors will be in compliance with the requirement of Subsection (a) above and (y) no Default or Event of Default shall have occurred and be continuing.

9.8.                            Rating.

(a)                                 The Parent Guarantor and the Obligors will ensure that at all times the Notes shall be rated by at least one Rating Agency;  provided that, this Section 9.8(a) shall not prohibit the Parent Guarantor and the Obligors from withdrawing all Ratings with respect to the Notes at any time that a Rating Event (pursuant to clause (a) of such definition) shall be occurring.

(b)                                 At all times that a Rating Event shall have occurred and be continuing, the per annum interest rate set forth in clause (a) and (b)(i) of the first paragraph of each Note shall increase by 1.50% (such interest, “Increased Interest”). Increased Interest will begin accruing on the date that such Rating Event occurred and shall cease to accrue on the date that such Rating Event is no longer in effect.  The Company shall notify each holder of Notes when Increased Interest has begun or ceased to accrue pursuant to the terms of this Section 9.8(b) within ten Business Days after the occurrence thereof.

10.                               NEGATIVE COVENANTS.

The Company, the Guarantor and the Parent Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

10.1.                     Transactions with Affiliates.

Neither of the Obligors nor the Parent Guarantor will, nor will either Obligor or the Parent Guarantor permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than either Obligor, the Parent Guarantor or another Subsidiary (other than any Non-Obligor Finance Subsidiary)), except in the ordinary course and pursuant to the reasonable requirements of the Parent Guarantor’s, such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent Guarantor, such Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2.                     Merger, Consolidation, etc.

Neither of the Obligors nor the Parent Guarantor will, nor will either Obligor or the Parent Guarantor permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)                                 in the case of any such transaction involving either Obligor or the Parent Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Obligor or the Parent Guarantor, as the case may be, shall be a solvent corporation organized and existing under the laws of Australia, the United States of America or any State of either thereof, including the District of Columbia, or any other member country of the Organization for Economic Cooperation and Development as of the date of this Agreement (other than the Czech Republic, Greece, Poland, Spain, Turkey, Hungary, Korea, the Slovak Republic, Mexico, Iceland, Italy and Portugal) or, in the case of the Parent Guarantor, the Bailiwick of Jersey, and, if such Obligor or the Parent Guarantor, as the case may be, is not such Person, (i) such Person shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of (x) this Agreement and the Notes, in the case of a transaction involving the Company, (y) this Agreement and the Guarantees, in the case of a transaction involving the Guarantor or (z) this Agreement, in the case of a transaction involving the Parent Guarantor, (ii) such Person shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting any such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) such Person shall have caused to be delivered to each holder of Notes an unconditional affirmation from each Subsidiary Guarantor of its obligations under its Subsidiary Guarantee and, in the case of a transaction involving the Company, an unconditional affirmation from the Guarantor of its obligations under this Agreement and the Guarantees and an unconditional affirmation from the Parent Guarantor of its obligations under this Agreement and, in the case of a transaction involving the Guarantor, an unconditional affirmation from the Parent Guarantor of its obligations under this Agreement;

(b)                                 in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor, as the case may be (the “Guarantor Successor”), shall be (1) either Obligor, the Parent Guarantor such Subsidiary Guarantor or another Subsidiary Guarantor, (2) a solvent corporation organized and existing under the laws of Australia or the United States of America or any State of any thereof (including the District of Columbia) or the jurisdiction of organization of such Subsidiary Guarantor or any member country of the Organization for Economic Cooperation and Development as of the date of this Agreement (other than the Czech Republic, Greece, Poland, Spain, Turkey, Hungary, Korea, the Slovak Republic, Mexico, Iceland, Italy and Portugal), and (i) such Guarantor Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of the relevant Subsidiary Guarantee and (ii) such Person shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof or (3) any other Person so long as the transfer of all of the assets of such Subsidiary Guarantor would have otherwise been permitted by Section 10.8 and such transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.8;

(c)                                  in the case of any such transaction involving a Subsidiary (other than the Company, the Guarantor and any Subsidiary Guarantor), the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary, as the case may be, shall be (i) either Obligor, the Parent Guarantor, a Subsidiary Guarantor or such Subsidiary, (ii) a Wholly-Owned Subsidiary (other than any Project Subsidiary) or (iii) any other Person so long as the transfer of all of the assets of such Subsidiary would have otherwise been permitted by Section 10.8 and such transaction is treated as a disposition of all of the assets of such Subsidiary for purposes of Section 10.8; and

(d)                                 in the case of any such transaction, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing (both as of the date of such transaction and, in the case of Sections 10.5 and 10.6, assuming that such transaction had occurred on, and using the financial results reported as of,  the last day of the quarterly or annual fiscal period of (i) the Parent Guarantor and (ii) each other relevant Person to such transaction, immediately preceding such date).

No such conveyance, transfer or lease of substantially all of the assets of the Parent Guarantor, either Obligor or any Subsidiary Guarantor shall have the effect of releasing the Parent Guarantor, such Obligor or such Subsidiary Guarantor, as the case may be, or any successor Person that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under (w) this Agreement or the Notes, in the case of the Company, (x) this Agreement or the Guarantees, in the case of the Guarantor, or (y) this Agreement, in the case of the Parent Guarantor, or (z) the applicable Subsidiary Guarantee, in the case of any Subsidiary Guarantor.  To the extent that Section 8.4 would otherwise be applicable with respect to any transaction involving the Parent Guarantor, compliance by the Parent Guarantor and the Obligors with the provisions of this Section 10.2 shall not be deemed to excuse compliance with or otherwise prejudice Section 8.4.

10.3.                     Liens.

The Obligors and the Parent Guarantor will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of either Obligor, the Parent Guarantor or any Subsidiary, unless the Notes are equally and ratably secured with a correlative Lien over such property or assets pursuant to documentation reasonably satisfactory to the Required Holders, excluding from the operation of this Section:

(a)                                 Liens securing Indebtedness of either Obligor or any Subsidiary outstanding on the date hereof as specified in Schedule 5.15;

(b)                                 Liens for taxes, assessments or governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the proviso to Section 9.4;

(c)                                  Liens incurred in connection with workers’ compensation, unemployment insurance and other social security laws or regulations in the ordinary course of business;

(d)                                 Liens incurred or deposits made in the ordinary course of business to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety or appeal bonds, bids, leases, government contracts and similar obligations;

(e)                                  Liens incurred or deposits made in the ordinary course of business by operation of law and not created in connection with the incurrence of any Indebtedness;

(f)                                   Liens in respect of property or assets of the Parent Guarantor, either Obligor or any Subsidiary securing Indebtedness owing to the Parent Guarantor, either Obligor or any Wholly-Owned Subsidiary (other than any Project Subsidiary or any Non-Obligor Finance Subsidiary);

(g)                                  Liens created by or resulting from any litigation or legal proceeding which is effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor, either Obligor or any Subsidiary has established adequate reserves on its books in accordance with Applicable GAAP;

(h)                                 statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, and all other types of similar statutory Liens securing sums not past due and incurred in the ordinary course of business;

(i)                                     Liens arising from leases or subleases granted to others, easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that are not incurred in connection with the incurrence of Indebtedness and that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Parent Guarantor, either Obligor or any Subsidiary;

(j)                                    Liens incidental to the normal conduct of the business of the Parent Guarantor, either Obligor or any Subsidiary or the ownership of their properties and which are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Parent Guarantor and its Subsidiaries taken as a whole, or the value of such property for the purpose of such business;

(k)                                 Liens (x) in respect of property (including shares in any Person) acquired, constructed or improved by the Parent Guarantor, either Obligor or a Subsidiary after the date hereof, or in rights relating to such property, which Liens are created at the time of acquisition or completion of construction or improvement of such property or within 150 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price of the acquisition or cost of construction or improvement of such property, (y) on property at the time of the acquisition thereof by the Parent Guarantor, either Obligor or a Subsidiary, whether or not the Indebtedness secured thereby is assumed by the Parent Guarantor, such Obligor or such Subsidiary, and (z) on property of a Person at the time such Person becomes a Subsidiary, or the Parent Guarantor, either Obligor or a Subsidiary acquires or leases the properties of such Person as an entirety or substantially as an entirety, or such Person merges into or consolidates with the Parent Guarantor, either Obligor or any Subsidiary (and not incurred in anticipation thereof), provided that in any such case the aggregate principal amount of Indebtedness secured by any such Lien in respect of any such property shall not exceed the lower of the cost or the fair market value (as determined in good faith by the board of directors of the Parent Guarantor, such Obligor or such Subsidiary at the time of such acquisition, completion, construction or improvement) of such property (or rights relating thereto) and no such Lien shall extend to or cover any other property of the Parent Guarantor, such Obligor or such Subsidiary;

(l)                                     set off or netting rights over balances in bank accounts held by the Parent Guarantor, either Obligor or a Subsidiary that arise or are created by operation of law or are contained in standard documentation relating to the opening of those bank accounts in the ordinary course of business;

(m)                             Liens for any borrowings from bankers or others for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by any institution carrying on an export credit guarantee or insurance business provided that (i) such Indebtedness does not exceed the sum so guaranteed or insured and (ii) such Lien is created over only those assets or property that are the subject of such import or export contract;

(n)                                 Liens for any borrowings from an international or governmental development agency or authority to finance the development of a specific project where any such Lien is required by applicable law or practice and where such Lien is created only over assets used in or derived from the development of such project (and not any other assets);

(o)                                 Liens (i) created in favor of co-venturers of the Parent Guarantor, either Obligor or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture and (ii) extending only over interests in or the assets of such unincorporated joint venture and (iii) solely for the purpose of securing the payment of obligations of the Parent Guarantor, either Obligor or such Subsidiary to such co-venturer arising under such agreement;

(p)                                 Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions where such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

(q)                                 Liens over a Project Asset of the Parent Guarantor, either Obligor or any Subsidiary to the extent that such Lien secures (i) in the case of Liens over assets or property described in paragraph (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the Parent Guarantor, such Obligor or Subsidiary, as applicable, or (ii) in the case of Liens over shares or equity interests described in paragraph (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the immediate Subsidiary of the Parent Guarantor, such Obligor or Subsidiary, as applicable;

(r)                                    Liens incurred in connection with any extension, renewal, replacement or refunding of any Lien permitted in clauses (a) or (k) above, provided that the principal amount of Indebtedness secured thereby immediately before giving effect to such extension, renewal, replacement or refunding is not increased, such Lien is not extended to any other property, and immediately after giving effect to such extension, renewal, replacement or refunding, no Default or Event of Default would exist; and

(s)                                   Liens incurred by the Parent Guarantor, either Obligor or any Subsidiary in addition to those described in clauses (a) through (r) above, provided that, (i) in no event shall the Parent Guarantor, either Obligor or any Subsidiary create, permit or suffer to exist any Lien securing Indebtedness under the Principal Facility Agreement pursuant to this clause (s) and (ii) upon the incurrence thereof, the sum (without duplication) of (1) the aggregate amount of all Indebtedness of the Parent Guarantor and its Subsidiaries secured by Liens pursuant to this clause (s) and (2) the aggregate amount of all Indebtedness incurred by Subsidiaries pursuant to Section 10.4(g), shall not exceed 15% of Consolidated Tangible Assets at such time.

10.4.                     Subsidiary Indebtedness.

The Obligors and the Parent Guarantor will not permit any Subsidiary (other than the Company, the Guarantor and any Non-Obligor Finance Subsidiary) to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness, excluding from the operation of this Section:

(a)                                 Indebtedness of any Subsidiary outstanding on the date hereof as specified in Schedule 5.15 and any extension, renewal or replacement of any such Indebtedness, provided that the principal amount of such Indebtedness is not increased;

(b)                                 Indebtedness secured by Liens of a Subsidiary permitted pursuant to Sections 10.3(k), (m), (n), (o) or (p) or, to the extent applicable to a Lien incurred pursuant to Section 10.3(k), Section 10.3(r);

(c)                                  Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary (and not incurred in anticipation thereof) and any extension, renewal or refunding thereof, provided that the principal amount of such Indebtedness is not increased;

(d)                                 Indebtedness owing to the Parent Guarantor, either Obligor or to any Subsidiary other than any Non-Obligor Finance Subsidiary and any Project Subsidiary;

(e)                                  Indebtedness of any Subsidiary Guarantor;

(f)                                   Limited Recourse Indebtedness; and

(g)                                  Indebtedness in addition to that described in clauses (a) through (f) above, provided that, upon the incurrence of such Indebtedness, the sum (without duplication) of (1) the aggregate amount of all Indebtedness of the Parent Guarantor, the Obligors and their Subsidiaries secured by Liens pursuant to Section 10.3(s) and (2) the aggregate amount of all Indebtedness incurred by Subsidiaries pursuant to this clause (g), shall not exceed 15% of Consolidated Tangible Assets at such time.

For purposes of this Section 10.4, any Subsidiary Guarantor that shall be released from its Subsidiary Guarantee pursuant to Section 9.7(c) shall be deemed to have incurred all of its outstanding Indebtedness (other than Indebtedness that would otherwise be subject to an exclusion set forth in any of clauses (a) through (d) and (f) above) on the date of such release and such Indebtedness shall be included in the calculation set forth in clause (g) above.

10.5.                     Total Net Indebtedness to EBITDA.

The Obligors and the Parent Guarantor will not permit, as of the last day of any Calculation Period, the ratio of (i) Total Net Indebtedness as of such date to (ii) EBITDA for such Calculation Period, to be more than 3.75 to 1.00.

10.6.                     Interest Coverage Ratio.

The Obligors and the Parent Guarantor will not permit, as of the last day of any Calculation Period, the ratio of (i) EBITDA for such Calculation Period to (ii) Net Interest Expense for such Calculation Period, to be less than 3.50 to 1.00.

10.7.                     [Reserved.]

10.8.                     Disposition of Assets.

The Obligors and the Parent Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition (collectively, a “Disposition”) of any property or assets (including any shares, interests or other equivalents of corporate stock or other indicia of ownership of any such Subsidiary) other than:

(a)                                 Dispositions pursuant to Section 10.2 (excluding Sections 10.2(b)(3) and 10.2(c)(iii));

(b)                                 Dispositions in the ordinary course of business;

(c)                                  Dispositions to the Parent Guarantor, either Obligor or to a Subsidiary (other than any Project Subsidiary or any Non-Obligor Finance Subsidiary), provided, however, that if any such Disposition is to a Subsidiary that is not a Wholly-Owned Subsidiary (the “Recipient Subsidiary”), then such Disposition shall be deemed, for purposes of clause (d)(ii) below, to be a sale of the assets of the transferor (the “Transferor”) in an amount equal to the difference (if positive) between (i) the net book value of the property or assets transferred in such Disposition multiplied by the percentage of the ownership interest of the Parent Guarantor directly or indirectly in the Transferor (or, if the Parent Guarantor or either Obligor is the Transferor, 100%) and (ii) the net book value of such property or asset multiplied by the percentage of the ownership interest of the Parent Guarantor directly or indirectly in the Recipient Subsidiary; and

(d)                                 other Dispositions, provided that

(i)                                     immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

(ii)                                  the aggregate net book value of property or assets disposed of in such proposed Disposition and all other Dispositions not permitted by clauses (a)

through (c) above (including that portion of any Disposition deemed to be included in this clause (d) pursuant to clause (c) above) during the preceding 12 consecutive calendar months does not exceed 15% of Consolidated Tangible Assets as of the time of such proposed Disposition; and, provided further, that for purposes of this clause (ii), there shall be excluded from the calculation of the aggregate net book value of property or assets disposed of during any 12-month period any Disposition if and to the extent that an amount equal to the net proceeds realized upon such Disposition is applied or has been applied by the Parent Guarantor, either Obligor or such Subsidiary, as the case may be, (A) within 365 days before or after the effective date of such Disposition (but in all events, without duplication), to acquire productive assets for use in the business of the Parent Guarantor or either Obligor or their Subsidiaries or (B) within 365 days after the effective date of such Disposition, to repay Indebtedness of the Parent Guarantor, either Obligor or any Subsidiary (excluding Indebtedness owing to the Parent Guarantor, either Obligor or any Subsidiary) which is not subordinated in right of payment to the Notes, the Guarantees or any Subsidiary Guarantee, as the case may be;  provided that, the Company has, on or prior to the application of any net proceeds to the repayment or prepayment of any Indebtedness pursuant to the foregoing clause (B), offered to prepay a pro rata portion of the Notes in accordance with Section 8.5, with such pro rata portion to be equal to the product of (x) the net proceeds being so applied and (y) a fraction, the numerator of which is the aggregate principal amount of Notes then outstanding and the denominator of which is the aggregate principal amount of the Indebtedness (including the Notes) receiving any repayment or prepayment (or offer thereof) pursuant to the foregoing clause (B).

For purposes of this Section 10.8, (i) any property or assets in existence on the date of this Agreement that become Project Assets shall be deemed to be subject to a Disposition and (ii) any stock of a Subsidiary that is the subject of an Disposition shall be valued at the aggregate net book value of the assets of such Subsidiary multiplied by a fraction, the numerator of which is the aggregate number of shares of stock of such Subsidiary disposed of in such Disposition and the denominator of which is the aggregate number of shares of stock of such Subsidiary outstanding immediately prior to such Disposition.

10.9.                     Lines of Business.

Neither of the Obligors nor the Parent Guarantor will, nor will either Obligor or the Parent Guarantor permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Parent Guarantor, the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which Parent Guarantor, the Obligors and their Subsidiaries, taken as a whole, are engaged on the Amendment No. 2 Effective Date.

10.10.              Terrorism Sanctions Regulations; Prepayment in Connection with a Noteholder Sanctions Violation.

(a)                                 Terrorism Sanctions Regulations.              Neither of the Obligors nor the

Parent Guarantor will, nor will either of the Obligors or the Parent Guarantor permit any Controlled Entity to, (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (ii) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person if such investment, dealing or transaction (x) would cause any holder of a Note to be in violation of any United States anti-terrorism law or regulation applicable to such holder or subject to any material sanctions under CISADA or any similar United States federal law or State law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions (any such law, regulation or sanction, a “Noteholder Sanctions Law”, and any such violation thereof, a “Noteholder Sanctions Violation”), or (y) is prohibited by or subject to sanctions under any U.S. Economic Sanctions applicable to the Parent Guarantor, such Obligor or such Subsidiary, except, in the case of this clause (ii)(y), to the extent that such prohibition or sanctions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that, a Noteholder Sanctions Violation that occurs as a result of a Change in Noteholder Sanctions Law shall only give rise to a breach of clause (ii)(x) of this Section 10.10(a) if such Noteholder Sanctions Violation directly resulted from an action taken by the Parent Guarantor, either of the Obligors or any Subsidiary after the occurrence of such Change in Noteholder Sanctions Law.  In the event of any Noteholder Sanctions Violation, the relevant holder of Notes shall have those rights and remedies set forth in Section 10.10(b), in addition to any rights and remedies that may be available to such holder under this Agreement as a result of any breach of clause (ii)(x) of this Section 10.10(a).

(b)                                 Prepayment in Connection with a Noteholder Sanctions Violation.

(i)                                     Within five Business Days after the Company’s receipt of notice from any holder of a Note that a Noteholder Sanctions Violation has occurred with respect to such holder (an “Affected Noteholder”), which notice shall (A) refer specifically to this Section 10.10(b) and describe in reasonable detail such Noteholder Sanctions Violation and (B) be accompanied by an opinion of nationally recognized independent counsel (which may be addressed to such Affected Noteholder) in the appropriate jurisdiction to the effect that a Noteholder Sanctions Violation shall have occurred with respect to such Affected Noteholder, the Company shall by written notice (a “Sanctions Prepayment Notice”) delivered to such Affected Noteholder offer to prepay on a Business Day not less than 30 days and not more than 60 days after the date of such Sanctions Prepayment Notice (the “Sanctions Prepayment Date”) the Notes of such Affected Noteholder, at 100% of the principal amount thereof, together with interest accrued thereon to the Sanctions Prepayment Date, and specify the Sanctions Prepayment Response Date (as defined below).  Such Affected Noteholder shall notify the Company of such Affected Noteholder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least ten Business Days prior to the Sanctions Prepayment Date (such date ten Business Days prior to the Sanctions Prepayment Date being the “Sanctions Prepayment Response Date”). The failure by such Affected Noteholder to respond to such offer in writing on or before the Sanctions Prepayment Response Date shall be deemed to be a rejection of such offer.  If such Affected Noteholder has accepted the Company’s prepayment offer in accordance with this Section 10.10(b), the Company shall prepay on the Sanctions Prepayment Date all of the Notes held by such Affected Noteholder at a price in respect of each such Note held by such Affected Noteholder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Sanctions Prepayment Date.

(ii)                                  The foregoing provisions of clause (i) of this Section 10.10(b) shall be in addition to any rights or remedies available to any holder of Notes that may arise under this Agreement as a result of any breach of Section 10.10(a)(ii)(x); provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of such breach, the remedies set forth in Section 12 shall control.

(iii)                               Promptly, and in any event within five Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Violation shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each other holder of Notes.

(iv)                              Section 8.8 shall be deemed to apply to each prepayment of Notes pursuant to this Section 10.10(b).

(v)                                 Clause (b) of this Section 10.10 may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor, both Obligors and the holder of each Note at the time outstanding affected thereby.

11.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 default shall be made in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 default shall be made in the payment of any interest on any Note or any amounts due pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c)                                  default shall be made by the Parent Guarantor or either Obligor in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.8, inclusive, and such default is not remedied within five Business Days; or

(d)                                 default shall be made by the Parent Guarantor or either Obligor in the performance of or compliance with any term contained herein (other than those terms or obligations referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Parent Guarantor and the Obligors receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)                                  any representation or warranty made in writing by or on behalf of the Parent Guarantor, either Obligor or any Subsidiary Guarantor, or by any officer of any of the foregoing, in this Agreement or in any Subsidiary Guarantee or in any assumption delivered by a “Successor” under, and as defined in, Section 26, or in any writing furnished in connection with the transactions contemplated hereby or thereby, proves to have been false or incorrect in any material respect on the date as of which made; or

(f)                                   (A) the Parent Guarantor, either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least A$50,000,000 (or the equivalent thereof, as of any date of determination, in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (B) the Parent Guarantor, either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least A$50,000,000 (or the equivalent thereof, as of any date of determination, in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (C) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), except for any change of control (however expressed) that is also a Change of Control under this Agreement or any disposition that is also a Disposition under this Agreement that requires any purchase or repayment of Indebtedness (or offer therefor) pursuant to Section 8.4 or 8.5, provided that the Obligors are in compliance with the provisions of Section 8.4 or 8.5, as the case may be, the Parent Guarantor, either Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least A$50,000,000 (or the equivalent thereof, as of any date of determination, in any other currency); or

(g)                                  the Parent Guarantor, either Obligor or any Material Subsidiary (A) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (E) is adjudicated as insolvent or to be liquidated, or (F) takes corporate action for the purpose of any of the foregoing; or

(h)                                 a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Parent Guarantor, either Obligor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Guarantor, either Obligor or any Material Subsidiary, or any such petition shall be filed against the Parent Guarantor, either Obligor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

(i)                                     (A) an administrator of the Parent Guarantor, either Obligor or any Material Subsidiary is appointed, (B) an application or an order is made, proceedings are commenced, or an application to a court or other steps are taken for the winding up, liquidation, dissolution or administration of the Parent Guarantor, either Obligor or any Material Subsidiary (other than any applications, proceedings, notices or steps which are frivolous or vexatious or which are struck out, stayed, dismissed or withdrawn within 14 days of their institution, application or service), (C) a receiver, receiver and manager, administrative receiver or similar officer is appointed to all or any of the assets and undertakings of the Parent Guarantor, either Obligor or any Material Subsidiary or (D) a Lien is enforced over all or any portion of the assets of the Parent Guarantor, either Obligor or any Subsidiary having an aggregate value in excess of A$50,000,000; or

(j)                                    any event occurs with respect to the Parent Guarantor, either Obligor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g), (h) or (i), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g), (h) or (i); or

(k)                                 a final judgment or judgments of a court of competent jurisdiction for the payment of money aggregating in excess of A$50,000,000 (or the equivalent thereof, as of any date of determination, in the relevant currency of payment) are rendered against one or more of the Parent Guarantor, the Obligors and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l)                                     if (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor, either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (C) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed A$50,000,000 (or the equivalent thereof, as of any date of determination, in the relevant currency of payment), (D) the Parent Guarantor, either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Parent Guarantor, either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, (F) the Parent Guarantor, either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor, either Obligor or any Subsidiary thereunder, (G) the Parent Guarantor, either Obligor or any Subsidiary fails to administer or maintain a Foreign Pension Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Foreign Pension Plan is involuntarily terminated or wound up or (H) the Parent Guarantor, either Obligor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Foreign Pension Plans; and any such event or events described in clauses (A) through (H) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(m)                             any Guarantee or any Subsidiary Guarantee shall cease to be in full force and effect (other than, in the case of any Subsidiary Guarantee, in accordance with Section 9.7(c)) or the Parent Guarantor, the Guarantor, any Subsidiary Guarantor or the Company, or any person acting on behalf of the Parent Guarantor, the Guarantor, any Subsidiary Guarantor or the Company, shall contest in any manner the validity, binding nature or enforceability of any Guarantee or any Subsidiary Guarantee; or

(n)                                 any Person is appointed under legislation (A) to manage any part of the affairs of the Parent Guarantor, either Obligor or any Subsidiary or (B) to investigate any part of the affairs of the Parent Guarantor, either Obligor or any Subsidiary, and any such appointment could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.                               REMEDIES ON DEFAULT, ETC.

12.1.                     Acceleration.

(a)  If an Event of Default with respect to an Obligor described in paragraph (g), (h), (i) or (j) of Section 11 (other than an Event of Default described in clause (A) of paragraph (g) or described in clause (F) of paragraph (g) by virtue of the fact that such clause encompasses clause (A) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)  If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

(c)  If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amounts determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.                     Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any Subsidiary Guarantee, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.                     Rescission.

At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.                     No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note or Guarantee upon any holder thereof or by any Subsidiary Guarantee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Obligors under Section 17, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.                               TAX INDEMNIFICATION.

(a)  Any and all payments under this Agreement, the Notes or the Guarantees to or for the account of any holder of a Note shall be made free and clear of, and without deduction or withholding for or on account of, any Tax, except to the extent such deduction or withholding is required by law.  If any Tax is required by law to be deducted or withheld by the Company from any such payments made by the Company hereunder or under the Notes or by the Guarantor from any such payments made by the Guarantor hereunder or under the Guarantees, such Obligor will make such deductions or withholding and pay to the relevant taxing authority the full amount deducted or withheld before penalties attach thereto or interest accrues thereon.  In the event of the imposition by or for the account of any Applicable Taxing Authority or of any Governmental Authority of any jurisdiction (other than the United States) in which either Obligor resides for tax purposes or any jurisdiction (other than the United States) from or through which such Obligor is making any payment in respect of any Note or Guarantee, as the case may be, of any Tax, other than any Excluded Tax, upon or with respect to any payments in respect of any Note or Guarantee, as the case may be, whether by withholding or otherwise, the applicable Obligor hereby agrees to pay forthwith from time to time in connection with each payment on the Notes or the Guarantees, as the case may be, to each holder of a Note such amounts as shall be required so that every payment received by such holder in respect of the Notes or Guarantees, as the case may be, and every payment received by such holder under this Agreement will not, after such withholding or deduction or other payment for or on account of such Tax and any interest or penalties relating thereto, be less than the amount due and payable to such holder in respect of such Note or Guarantee or under this Agreement before the assessment of such Tax; provided, however, that neither Obligor shall be obliged to pay such amounts to any holder of a Note in respect of Taxes to the extent such Taxes exceed the Taxes that would have been payable:

(i)                                     had such holder not had any connection with Australia or any territory or political subdivision thereof other than the mere holding of a Note (or the receipt of any payments in respect thereof) or activities incidental thereto (including enforcement thereof);

(ii)                                  but for the delay or failure by such holder (following a written request by either Obligor) in the filing with an appropriate Governmental Authority or otherwise of forms, certificates, documents, applications or other reasonably required evidence (collectively “Forms”), that is required to be filed by such holder to avoid or reduce such Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, provided that such holder shall be deemed to have satisfied the requirements of this clause (ii) upon the good faith completion and submission of such Forms as may be specified in a written request of either Obligor no later than 60 days after receipt by such holder of such written request (provided, that if such Forms are Forms required pursuant to the laws of any jurisdiction other than the United States of America or any political subdivision thereof, such written request shall be accompanied by such Forms); or

(iii)                               had such holder not breached any representation or warranty contained in Section 6.2(a), (c) or (d).

(b)  Within 60 days after the date of any payment by either Obligor of any Tax in respect of any payment under the Notes or the Guarantees or this Section 13, such Obligor shall furnish to each holder of a Note the original tax receipt for the payment of such Tax (or if such original tax receipt is not available, a duly certified copy of the original tax receipt), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(c)  If either Obligor has made a payment to or on account of any holder of a Note pursuant to clause (a) above and such holder is entitled to a refund of the Tax to which such payment is attributable from the Governmental Authority to which the payment of the Tax was made and such refund can be obtained by filing one or more Forms, then (i) such holder shall, as soon as practicable after receiving a written request therefor from either Obligor (which request shall include a copy of such Forms to be filed), use its reasonable efforts to promptly file such Forms and (ii) upon receipt of such refund, if any, promptly pay over such refund to the applicable Obligor (net of any costs incurred in complying with such request).

(d)  The obligations of the Obligors under this Section 13 shall survive the transfer or payment of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14.                               GUARANTEE, ETC.

14.1.                     Guarantee.

The Guarantor hereby guarantees to each holder of any Note at any time outstanding (a) the prompt payment in full, in Dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of, Make-Whole Amount, if any, and interest on the Notes (including, without limitation, any post-petition interest and interest on any overdue principal, Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13) and all other amounts from time to time owing by the Company under this Agreement and the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Guarantor under Sections 14.1 and 14.2 shall survive the transfer of any Note, and any obligations of the Guarantor under Sections 14.1 and 14.2 with respect to which the underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive payment of such Note.

14.2.                     Obligations Unconditional.

(a)                                 The obligations of the Guarantor under Section 14.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1)                                 any amendment or modification of any provision of this Agreement (other than Section 14.1 or 14.2) or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

(2)                                 any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement, the Notes or any Subsidiary Guarantee, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3)                                 any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(4)                                 the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

(5)                                 any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(6)                                 any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes or any other agreement;

(7)                                 any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;

(8)                                 any lack or limitation of status or of power, incapacity or disability of the Company, and other person providing a Guaranty of, or security for, any of the Guaranteed Obligations; or

(9)                                 any novation by the Company pursuant to Section 26; or

(10)                          any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

(b)                                 The Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein (including, without limitation, marshalling of assets), or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

(c)                                  In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company or any Subsidiary Guarantor, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full.  Prior to the payment in full of the Guaranteed Obligations, if any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.  The Guarantor agrees that its obligations under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company or any Subsidiary Guarantor is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d)                                 If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person (other than the Guarantor as to itself) of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of the guarantee in this Section 14 and the Guarantor’s obligations under this Agreement and the Guarantees, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of this Agreement, and the Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e)  The guarantee in Section 14.1 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising.  Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

14.3.                     Guarantees Endorsed on the Notes.

Each Note shall have endorsed thereon a Guarantee of the Guarantor in the form of Exhibit 2.

15.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.                     Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more

Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2.                     Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, 1-B or 1-C, as applicable, and shall have the Guarantee of the Guarantor endorsed thereon.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than U.S.$500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of a series of Notes, one Note of such Series may be in a denomination of less than U.S.$500,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have agreed to be bound by the provisions contained herein expressed to be, or that otherwise are, applicable to holders of Notes and to have made the representations set forth in Sections 6.1, 6.2 and 6.3.  The Company shall not be required to effect any transfer or exchange of a Note within five Business Days of any date on which a payment is scheduled to be made thereon.

15.3.                     Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$10,000,000 in excess of the outstanding principal amount of such Note, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, and having the Guarantee of the Guarantor endorsed thereon.

16.                               PAYMENTS ON NOTES.

16.1.                     Place of Payment.

Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

16.2.                     Home Office Payment.

So long as any Purchaser or any nominee of such Purchaser shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts payable hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1.  Prior to any sale or other disposition of any Note held by any Purchaser or any nominee of such Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2.  The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

17.                               EXPENSES, ETC.

17.1.                     Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Parent Guarantor and the Obligors will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guarantees, any Subsidiary Guarantee or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guarantees, any Subsidiary Guarantee or the Notes after an Event of Default or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guarantees, any Subsidiary Guarantee or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor, the Guarantor, the

Company or any Subsidiary or in connection with any work-out or restructuring after an Event of Default of the transactions contemplated hereby, by the Notes, by the Guarantees and by any Subsidiary Guarantee and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed U.S.$3,300.  The Parent Guarantor and the Obligors will save each Purchaser and each other holder of a Note harmless from all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder).

17.2.                     Certain Taxes.

The Parent Guarantor and the Obligors agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes, the Guarantees or the Subsidiary Guarantees in the United States, Australia or any other applicable jurisdiction or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Notes, the Guarantees or any Subsidiary Guarantee, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Parent Guarantor and the Obligors pursuant to this Section 17.2, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Parent Guarantor and the Obligors hereunder.

17.3.                     Survival.

The obligations of the Parent Guarantor and the Obligors under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guarantee or the Notes, and the termination of this Agreement.

18.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Guarantor or either Obligor pursuant to this Agreement shall be deemed representations and warranties of the Parent Guarantor or such Obligor under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Guarantees embody the entire agreement and understanding between each Purchaser and the Parent Guarantor and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

19.                               AMENDMENT AND WAIVER.

19.1.                     Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of both Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 14, 19, 22, 25 or 26.  For purposes of any amendment or waiver or other action taken on or after the First Closing Date but prior to the Second Closing Date pursuant to this Section 19.1, the calculation of the Required Holders shall include the aggregate principal amount of Notes to be sold as of the Second Closing Date and the holders of such Notes shall be entitled to vote such Notes as if such Notes were outstanding on such date.

19.2.                     Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  Neither Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of any Note or of any Guarantees or of any Subsidiary Guarantee unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

19.3.                     Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between either Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or under any Guarantee or under any Subsidiary Guarantee shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.                     Notes held by Obligors, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or in any Guarantee or Subsidiary Guarantee, or have directed the taking of any action provided herein or in the Notes or in any Guarantee or Subsidiary Guarantee to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any Affiliate of either Obligor shall be deemed not to be outstanding.

20.                               NOTICES.

All notices and communications provided for hereunder shall, to the extent that the recipient has supplied an email address specifically for receipt of such notices and communications, be by way of electronic mail.  If any recipient has not supplied an email address for receipt of notices and communications provided for hereunder, notices and communications shall be provided by physical delivery, sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an air express delivery service (charges prepaid), or (b) by an air express delivery service (with charges prepaid).  All notices and communications provided for hereunder shall be sent:

(i)                                     if to a Purchaser or its nominee, to such Purchaser or nominee at the address (whether email or physical) specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Obligors in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address (whether email or physical) as such other holder shall have specified to the Obligors in writing,

(iii)                               if to the Company, to the Company at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Group Treasurer), or at such other address as the Company shall have specified to the holder of each Note in writing,

(iv)                              if to the Guarantor, to the Guarantor at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Group Treasurer), or at such other address as the Guarantor shall have specified to the holder of each Note in writing and

(v)                                 if to the Parent Guarantor, to the Parent Guarantor at its address (whether email or physical) set forth at the beginning hereof (in the case of physical delivery, to the attention of the Group Treasurer), or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.  All notices related to any Default, Event of Default, acceleration or prepayment shall, in addition to delivery by email (if applicable), be sent by physical delivery as set forth above.

21.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at either Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced.  The Parent Guarantor and the Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 21 shall not prohibit the Parent Guarantor or either Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by either Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any federal or state regulatory authority having jurisdiction over such Purchaser, (vi) the NAIC or the SVO, or in each case any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement.  On reasonable request by either Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 22.

23.                               SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of such Purchaser’s Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23) shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 23) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

24.                               JURISDICTION AND PROCESS.

THE PARENT GUARANTOR AND EACH OBLIGOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE GUARANTEES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE PARENT GUARANTOR OR SUCH OBLIGOR FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PURCHASER OR ON ANY PURCHASER’S BEHALF OR BY OR ON BEHALF OF ANY HOLDER OF A NOTE, AS ANY PURCHASER OR SUCH HOLDER MAY ELECT, AND THE PARENT GUARANTOR AND EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING.  THE PARENT GUARANTOR AND EACH OBLIGOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL REGISTERED AGENTS, INC., AT 875 AVENUE OF THE AMERICAS, SUITE 501, NEW YORK, NEW YORK, 10001, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN THE STATE OF NEW YORK WHOM THE PARENT GUARANTOR AND SUCH OBLIGOR MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN 30 DAYS’ NOTICE THEREOF TO EACH HOLDER OF A NOTE THEN OUTSTANDING), AS THE TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS OF THE PARENT GUARANTOR OR SUCH OBLIGOR.  EACH OBLIGOR AND THE PARENT GUARANTOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 20 OR AT SUCH OTHER ADDRESS OF WHICH EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  IN ADDITION, THE PARENT GUARANTOR AND EACH OBLIGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE GUARANTEES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

25.                               OBLIGATION TO MAKE PAYMENTS IN DOLLARS.

Any payment on account of an amount that is payable hereunder or under the Notes or the Guarantees in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of either Obligor, shall constitute a discharge of the obligation of the Company or the Guarantor under this Agreement, the Notes or the Guarantees, as the case may be, only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Obligors agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, the Notes and the Guarantees, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Notes or under the Guarantees or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

26.                               NOVATION.

(a)                                 The Company may, upon not less than 30 days written notice to each holder of Notes, novate its rights and obligations under this Agreement and all Notes from itself to either the Guarantor or Amcor UK Finance Limited (as applicable, the “Successor”), provided that, the Guarantor or Amcor UK Finance Limited, as the case may be, shall be organized and existing under the laws of Australia, the United States of America or any State or political subdivision of either thereof (including, in the case of the United States, the District of Columbia) or the laws of England and Wales at such time.  Upon any such novation, the Successor shall assume all rights and obligations of the Company under this Agreement and the Notes and such Successor shall become the Company under and for all purposes this Agreement and the Notes, and the Company shall be relieved and released of all such rights and obligations.  Each holder of Notes agrees to execute and deliver such documents, agreements or certificates as may reasonably be required by the Company and the Successor to effect such novation, assumption and release; provided that, as a condition precedent to any such novation:

(i)                                                  the Successor shall have delivered to each holder of a Note an irrevocable and unconditional assumption of this Agreement and the Notes reasonably satisfactory to the Required Holders, and an undertaking of the Successor, on the request of any such holder, to deliver to such holder, in the manner provided in Section 15, a new Note, executed by Successor, with the Guarantee of the Guarantor affixed thereto;

(ii)                                  the Guarantor shall have delivered to each holder of a Note an unconditional affirmation by (i) the Guarantor of its obligations under this Agreement and the Guarantees and (ii) each Subsidiary Guarantor of its obligations under its Subsidiary Guarantee;

(iii)                               the Guarantor and the Successor shall have delivered to each holder of a Note opinions reasonably satisfactory to the Required Holders, and subject only to customary qualifications, conditions, assumptions and limitations, of independent counsel of recognized standing, relating to the matters contemplated hereby;

(iv)                              immediately after giving effect to such assumption, no Default or Event of Default shall have occurred and be continuing; and

(v)                                 immediately after giving effect to such assumption, either

(x)                                 no additional amount would be payable under Section 13 (assuming that the Successor then had to make a payment under the Notes) and no prepayment right shall exist under Section 8.3, or

(y)                                 the Guarantor and the Successor shall have effectively and irrevocably waived any right to prepay the Notes under Section 8.3 that arises as a result of the Successor having the ability to make payment of any such additional amount under Section 13 in the future pursuant to any withholding tax requirement in existence at the time of such assumption in the jurisdiction of the Successor.

(b)                                 In the event that such novation, assumption and release shall result in any tax payable by, or any tax liability of, any holder of a Note (whether local, state, federal or foreign) with respect to any Note thereof (a “Relevant Note”) that would not have arisen but for such novation, assumption or release (any such tax, the “Holder Tax Amount”), such holder shall provide written notice thereof to the Obligors prior to the date of such novation, assumption and release, with the relevant tax analysis set forth in reasonable detail.  If any such notice is received by the Obligors prior to the date of such novation, assumption and release, the Obligors at their election shall either have (i) paid or indemnified such holder for such Holder Tax Amount or (ii) provided that no Holder Tax Amount shall have become payable, prepaid the Relevant Notes of such holder in whole (and not in part) at a price equal to the unpaid principal amount of such Relevant Notes, together with interest accrued thereon to the date of prepayment and the Make-Whole Amount determined for the date of prepayment with respect to such principal amount.

(c)                                  The Guarantor shall at all times own, directly or indirectly, 100% of the capital stock of any Successor.

(d)                                 Neither Obligor nor any other Person shall be required to pay to any holder of a Note any form of consent or similar fee in connection with the assumption by any Successor of the Company’s obligations pursuant to this Section 26.

27.                               PARENT GUARANTEE; OTHER PROVISIONS OF THIS AGREEMENT APPLICABLE TO THE PARENT GUARANTOR.

27.1.                     Guarantee.

The Parent Guarantor hereby guarantees to each holder of any Note at any time outstanding (a) the prompt payment in full, in Dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of, Make-Whole Amount and interest on the Notes (including, without limitation, any post-petition interest and interest on any overdue principal, Make-Whole Amount and to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13) and all other amounts from time to time owing by the Company under this Agreement and the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Company and the Guarantor of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Parent Guaranteed Obligations”).  The Parent Guarantor hereby further agrees that if the Company or the Guarantor shall default in the payment or performance of any of the Parent Guaranteed Obligations, the Parent Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Parent Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Parent Guarantor under Sections 27.1 and 27.2 shall survive the transfer of any Note, and any obligations of the Parent Guarantor under Sections 27.1 and 27.2 with respect to which the underlying obligation of the Company or the Guarantor is expressly stated to survive the payment of any Note shall also survive payment of such Note.

27.2.                     Obligations Unconditional.

(a)                                 The obligations of the Parent Guarantor under Section 27.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company and the Guarantor under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Parent Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 27.2 that the obligations of the Parent Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Guarantor hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1)                                 any amendment or modification of any provision of this Agreement (other than Section 27.1 or 27.2) or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

(2)                                 any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3)                                 any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company, the Guarantor or any other Person or the properties or creditors of any of them;

(4)                                 the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

(5)                                 any transfer of any assets to or from the Company or the Guarantor, including without limitation any transfer or purported transfer to the Company or the Guarantor from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company or the Guarantor with or into any Person, any change in the ownership of any shares of capital stock of the Company or the Guarantor, or any change whatsoever in the objects, capital structure, constitution or business of the Company or the Guarantor;

(6)                                 any default, failure or delay, willful or otherwise, on the part of the Company, the Guarantor or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company, the Guarantor or any other Person of, any term of this Agreement, the Notes or any other agreement;

(7)                                 any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company, the Guarantor or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;

(8)                                 any lack or limitation of status or of power, incapacity or disability of the Company, the Guarantor and any other person providing a Guaranty of, or security for, any of the Parent Guaranteed Obligations; or

(9)                                 any novation by the Company pursuant to Section 26; or

(10)                          any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full in cash of the Parent Guaranteed Obligations).

(b)                                 The Parent Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company or the Guarantor under this Agreement, the Notes or the Guarantees of the Guarantor or any other agreement or instrument referred to herein or therein (including, without limitation, marshalling of assets), or against any other Person under any other Guaranty of, or security for, any of the Parent Guaranteed Obligations.

(c)                                  In the event that the Parent Guarantor shall at any time pay any amount on account of the Parent Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Parent Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and the Parent Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Guarantor, the Company or any Subsidiary Guarantor, in respect of any payment made hereunder unless and until the Parent Guaranteed Obligations shall have been indefeasibly paid in full.  Prior to the payment in full of the Parent Guaranteed Obligations, if any amount shall be paid to the Parent Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Parent Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.  The Parent Guarantor agrees that its obligations under this Section 27 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Guarantor, the Company or any Subsidiary Guarantor is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d)                                 If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Parent Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Guarantor, the Company or any other Person (other than the Parent Guarantor as to itself) of a case or proceeding under a bankruptcy or insolvency law, the Parent Guarantor agrees that, for purposes of the guarantee in this Section 27 and the Parent Guarantor’s obligations under this Agreement, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of this Agreement, and the Parent Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e)                                  The guarantee in Section 27.1 is a continuing guarantee and shall apply to the Parent Guaranteed Obligations whenever arising.  Each default in the payment or performance of any of the Parent Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

27.3.                     Other Provisions of this Agreement Applicable to the Parent Guarantor.

Each reference to an Obligor or the Guarantor in Section 12.1, Section 13, Section 19, Section 25, Section 26 and Section 28.8 shall also be deemed to be a reference to, and each such Section shall also be deemed to be applicable to, the Parent Guarantor, mutatis mutandis.

27.4.                     Amendments.

This Section 27 may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor, both Obligors and the holder of each Note at the time outstanding affected thereby.

28.                               MISCELLANEOUS.

28.1.                     Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

28.2.                     Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

28.3.                     Matters Relating to Applicable GAAP.

(a)                                 If the Parent Guarantor and the Obligors notify the holders of Notes that, in the Parent Guarantor’s reasonable opinion, or if the Required Holders notify the Parent Guarantor and the Obligors that, in the Required Holders’ reasonable opinion, as a result of changes in Applicable GAAP after the date of this Agreement (“Subsequent Changes”), any of the covenants contained in Sections 10.3 through 10.8, inclusive,  or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Parent Guarantor and the Obligors than as at the date of this Agreement, the Parent Guarantor and the Obligors and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms.  Until the Parent Guarantor, the Obligors and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.3 through 10.8, inclusive, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”).  During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Parent Guarantor and the Obligors shall include relevant reconciliations in reasonable detail between Applicable GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

(b)                                 For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Parent Guarantor or either Obligor to measure an item of financial liability using fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(c)                                  Subject to clause (d) below and notwithstanding any other provision contained in this Agreement, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any treatment of any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) would not have been required to be so treated under Applicable GAAP as in effect on December 31, 2017, as a result of the effectiveness of the United States Financial Accounting Standards Board Accounting Standards Codification 842 (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) or as a result of the effectiveness of the Australian Accounting Standards Board AAS 16 (Leases) (or any other Australian Accounting Standard having a similar result or effect) (and related interpretations) (the “Change in Lease Accounting Standard”).  The Parent Guarantor and the Obligors shall include relevant reconciliations in reasonable detail with respect to the Change in Lease Accounting Standard for the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) between Applicable GAAP in effect at such time and Applicable GAAP in effect as of December 31, 2017.

(d)                                 Notwithstanding clauses (a) or (c) above, if at any time any Principal Facility Agreement shall include a provision giving effect to or otherwise addressing the Change in Lease Accounting Standard that shall result in any lease being treated as a Capital Lease (the “Relevant Lease Treatment”), then the Company shall promptly provide notice thereof to the holders of Notes, which notice shall refer specifically to this Section 28.3(d) and set forth the relevant provision from such Principal Facility Agreement, whereupon the Relevant Lease Treatment shall apply for all purposes of this Agreement.

28.4.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

28.5.                     Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

28.6.                     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

28.7.                     Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

28.8.                     Consent in Contemplation of Transfer.

Any consent made pursuant to Section 19.2 by a holder of Notes that has transferred or has agreed to transfer its Note to either of the Obligors, any Subsidiary or any Affiliate of either of the Obligors pursuant to an offer made pursuant to clause (b) of the first sentence of Section 8.9 and has provided or has agreed to provide such written consent in connection with such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company, the Guarantor and the Parent Guarantor.

Very truly yours,

AMCOR FINANCE (USA), INC.

By:
Name:
Title:

AMCOR LIMITED

By:
Name:
Title:

The foregoing is hereby

agreed to as of the

date thereof.

[PURCHASERS]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Series	Closing	Principal Amount

(1)                                All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds, including the PPN of the issue, interest rate, maturity date, interest amount, principal amount and premium amount.

(2)                                All notices in respect of payments and written confirmations of such electronic funds transfers:

(3)                                 Securities to be delivered to:

(4)                                 All other communications:

(5)                                 Tax Identification No.:

1

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“A$” means lawful money of Australia.

“Affected Note” is defined in Section 8.3.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent Guarantor or any Subsidiary or any corporation of which the Parent Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent Guarantor.

“Amcor Exchange Scheme” means the exchange of all issued and outstanding ordinary shares of the Guarantor for ordinary shares of, or CHESS Depository Instruments representing a beneficial interest in ordinary shares of, the Parent Guarantor, with the Guarantor becoming a Wholly-Owned Subsidiary of the Parent Guarantor, pursuant to a scheme of arrangement implemented in all material respects in accordance with the Transaction Agreement.

“Amcor UK Finance Limited” means Amcor UK Finance plc, a private company incorporated with limited liability under the laws of England and Wales.

“Amendment No. 2 Effective Date” means the “Effective Date” under and as defined in Amendment No. 2 to this Agreement dated as of June 6, 2019.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Applicable Taxing Authority” is defined in Section 5.9(b).

“Australia” means the Commonwealth of Australia.

“Applicable GAAP” means, with respect to (i) the Parent Guarantor and its Subsidiaries on a consolidated basis, generally accepted accounting principles, standards and practices as in effect from time to time in the United States of America, and (ii) with respect to

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any Person other than the Parent Guarantor and its Subsidiaries on a consolidated basis, generally accepted accounting principals (including any applicable application of International Financial Reporting Standards) as in effect from time to time in the jurisdiction under which such Person prepares its books of account and financial records and statements.

“Australian Tax Act” means the Australian Income Tax Assessment Act of 1936 and the Australian Income Tax Act Assessment Act of 1997, each as in effect on the date hereof.

“Bemis” means Bemis Company, Inc., a Missouri corporation and, following the consummation of the Bemis Merger, a Wholly-Owned Subsidiary of the Parent Guarantor.

“Bemis Merger” means the merger of Merger Sub with and into Bemis, with Bemis surviving the merger as a Wholly-Owned Subsidiary of the Parent Guarantor, pursuant to and in all material respects in accordance with the Transaction Agreement.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or a Person that is a Subsidiary of, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) a Person that is otherwise blocked pursuant to, subject to sanctions under or engaged in any activity in violation of other applicable U.S. Economic Sanctions.

“Business Day” means (a) for the purposes of Section 8.10 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Melbourne, Australia are required or authorized to be closed.

“Calculation Period” means the period of four consecutive fiscal quarters of the Parent Guarantor most recently ended.

“Capital Lease” means, at any time, a lease that is required to be classified and accounted for as a capital lease or financing lease on a balance sheet under Applicable GAAP.

“Change in Noteholder Sanctions Laws” means any amendment to, or change after June 28, 2013 in, Noteholder Sanctions Laws, or any amendment to or change after June 28, 2013 in the official administration, interpretation or application of Noteholder Sanctions Laws.

“Change of Control” shall be deemed to have occurred at any time that (a) on or prior to the Amendment No. 2 Effective Date (i) any Person has obtained Control of the Guarantor, (ii) there has been a change of Control of the Guarantor or (iii) the Guarantor has become a Subsidiary of any Person and (b) after the Amendment No. 2 Effective Date, any Person or group (within the meaning of the United States Securities Exchange Act of 1934 and the rules of the SEC thereunder) acquires ownership, directly or indirectly, beneficially or of

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record, of Equity Interests in the Parent Guarantor representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent Guarantor.

“CISADA” means the Comprehensive Iran Sanctions Accountability and Divestment Act as in effect from time to time.

“Closing” is defined in Section 3.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Combination Transactions” means, collectively, the Amcor Exchange Scheme and the Bemis Merger.

“Company” means Amcor Finance (USA), Inc., a Delaware corporation, or any successor thereto that shall have become such in the manner prescribed in Section 10.2 or Section 26.

“Confidential Information” is defined in Section 22.

“Consolidated Tangible Assets” means, as of any time, the aggregate value of the assets of the Parent Guarantor and its Subsidiaries (other than intangible assets, goodwill and deferred tax benefits) as of such time after deducting the aggregate value of all Project Assets, all as determined on a consolidated basis in accordance with Applicable GAAP.

“Control” has the meaning set forth in section 50AA of the Corporations Law.

“Controlled Entity” means (i) any Subsidiary of the Parent Guarantor and (ii) any Affiliate of the Parent Guarantor or any Subsidiary which Affiliate is Controlled by the Parent Guarantor or such Subsidiary.  As used in this definition “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and  “Controlled” has the meaning correlative thereto.

“Corporations Law” means the Corporations Act 2001 of Australia as in effect from time to time.

“Credit Facility” means any credit facility evidenced by a Principal Facility Agreement and any other credit facility, indenture, purchase, credit or similar agreement to which the Parent Guarantor is or becomes a party or is or becomes bound and pursuant to which debt for borrowed money shall be incurred.

“Deed of Cross Guarantee” means that certain Deed of Cross Guarantee dated 16 June 1992, as amended from time to time, entered into by the Guarantor and certain of its Subsidiaries for purpose of Class Order 98/1418 (as amended) dated 13 August 1998 made by

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the Australian Securities and Investments Commission pursuant to subsection 341(1) of the Corporations Law.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note (together with any Increased Interest from time to time) or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” is defined in Section 10.8.

“Dollar” or “U.S.$” means lawful money of the United States of America.

“EBITDA” means, with respect to any period, the profit on ordinary activities before taxation, borrowing costs, amortization or impairment of intangible assets and depreciation of tangible assets of the Parent Guarantor and its Subsidiaries for such period, (a) plus, without duplication, to the extent deducted in the determination of the foregoing, (i) the amount of any one-time transaction costs (including compensation and acquisition costs) incurred in connection with the Combination Transactions for such period, in an aggregate amount not to exceed $190,000,000 after the Amendment No. 2 Effective Date or (ii) any extraordinary, non-recurring or unusual non-cash charges or expenses for such period, and (b) minus, to the extent included in the determination of the foregoing, any extraordinary, non-recurring or unusual non-cash gains for such period, all as determined on a consolidated basis in accordance with Applicable GAAP.

For purposes of calculating EBITDA with respect to any period for purposes of Sections 10.5 and 10.6, EBITDA shall be adjusted on a pro forma basis to take into account the effects of any acquisitions or disposals made during the applicable period.  The pro forma adjustments will be made on the basis of the historical EBITDA of the company or business acquired or disposed of in such period.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or

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other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor or either Obligor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excluded Tax” means, with respect to any holder of a Note, any Tax imposed by any jurisdiction on the net income of such holder as a consequence of such holder being a resident of or organized or doing business in that jurisdiction (but not any Tax which is imposed as a result of such holder being considered a resident of or organized or doing business in that jurisdiction solely as a result of such holder holding a Note with the benefit of a Guarantee or being a party to this Agreement or any transaction contemplated by this Agreement).

“First Closing Date” is defined in Section 3.

“Fitch” means Fitch, Inc., together with any relevant local affiliates thereof and any successor to any of the foregoing.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent Guarantor, either Obligor or any Subsidiary primarily for the benefit of employees residing outside the United States of America of the Parent Guarantor, such Obligor or such Subsidiary which plan, fund or other similar program provides for retirement income for such employees, results in a deferral of income for such employees in contemplation of retirement or provides for payments to be made to such employees upon termination of employment, and which plan is not subject to ERISA or the Code.

“Governmental Authority” means

(a)                                 the government of

(i)                                     Australia, the United States of America or any State or other political subdivision of either thereof, or

(ii)                                  any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

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(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” is defined in Section 1.

“Guarantor” means Amcor Limited (ABN 62 000 017 372), a company incorporated under the laws of the State of New South Wales, Commonwealth of Australia, or any successor thereto that shall have become such in the manner prescribed in Section 10.2.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other financial or payment obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                 to purchase such indebtedness or obligation or any property constituting security therefor;

(b)                                 to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“Increased Interest” is defined in Section 9.8(b).

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“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)                                 its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)                                 its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)                                  all liabilities appearing on its balance sheet in accordance with Applicable GAAP in respect of Capital Leases;

(d)                                 all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)                                  all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)                                   Swaps of such Person; and

(g)                                  any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness (x) of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Applicable GAAP and (y) of the Guarantor or of any Subsidiary shall be deemed not to include any obligation of the Guarantor or such Subsidiary under the Deed of Cross Guarantee; provided, that, Indebtedness under the Deed of Cross Guarantee of any Subsidiary shall be excluded from the definition of Indebtedness for purposes of Section 10.4 only if the obligations under the Notes or the Guarantees shall have the benefit of the Deed of Cross Guarantee.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Investment Grade” means (a) in the case of Moody’s, a rating of “Baa3” (or its equivalent under any successor rating category of Moody’s); (b) in the case of Standard & Poor’s, a rating of “BBB-” (or its equivalent under any successor rating category of Standard &

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Poor’s); and (c) in the case of Fitch, a rating of “BBB-” (or its equivalent under any successor rating category of Fitch).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than title retention agreements entered into with a vendor on normal commercial terms in the ordinary course of business) or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Limited Recourse Indebtedness” means Indebtedness incurred by the Parent Guarantor or any Subsidiary to finance the creation or development of a Project or proposed Project of the Parent Guarantor or such Subsidiary on terms that:

(a)                                 the person (the “Relevant Person”) in whose favour such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against the Parent Guarantor or such Subsidiary, as applicable, or against the Project Assets of the Parent Guarantor or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien which only extends to the Project Assets and only to the extent of the lesser of the value of the Project Assets of the Parent Guarantor or such Subsidiary, as applicable, encumbered by such Lien and the amount secured by such Lien; and

(b)                                 the Relevant Person is not permitted or entitled:

(i)                                     except as and to the extent permitted in (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, the Parent Guarantor or any Subsidiary (including for breach of any representation or warranty or obligation); or

(ii)                                  except and to the extent permitted in (a) above, to take any proceedings against the Parent Guarantor or any Subsidiary; or

(iii)                               to apply to wind up, or prove in the winding up of, the Parent Guarantor or any Subsidiary, so that the Relevant Person’s only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.

“Make-Whole Amount” is defined in Section 8.10.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole.

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“Material Adverse Effect” means a material adverse effect on (a) the financial condition or operations of the Parent Guarantor and its Subsidiaries taken as a whole, or (b) the ability of (i) the Company to perform its obligations under this Agreement or the Notes or (ii) the Guarantor to perform its obligations under this Agreement or the Guarantees or (iii) the Parent Guarantor to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee.

“Material Subsidiary” means, as of any date, any Subsidiary Guarantor and any Subsidiary (other than any Project Subsidiary) that (i) accounts for greater than 5% of the consolidated total assets of the Parent Guarantor and its Subsidiaries as of such date, determined in accordance with Applicable GAAP, or (ii) accounted for greater than 5% of the consolidated revenues of the Parent Guarantor and its Subsidiaries for the immediately preceding financial year of the Parent Guarantor, determined in accordance with Applicable GAAP.

“Merger Sub” means Arctic Corp., a Missouri corporation and a Wholly-Owned Subsidiary of the Parent Guarantor.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, a subsidiary of Moody’s Corporation, together with any relevant local affiliates thereof and any successor to any of the foregoing.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Interest Expense” means, with respect to any period, the aggregate borrowing costs of the Parent Guarantor and its Subsidiaries less (a) the aggregate consolidated interest income received by the Parent Guarantor and its Subsidiaries, (b) the interest component of the post employment benefit costs of the Parent Guarantor and its Subsidiaries that are classified as borrowing costs and (c) any discounting of the long term provisions of the Parent Guarantor and its Subsidiaries that are recognised as borrowing costs, in each case as disclosed in the Parent Guarantor’s audited annual consolidated financial statements or quarterly unaudited consolidated financial statements for such period or, if such amounts are not expressly disclosed in such financial statements, as certified by a Senior Financial Officer of the Parent Guarantor to each holder of Notes, all as determined on a consolidated basis in accordance with Applicable GAAP.

For purposes of calculating Net Interest Expense with respect to any period for purposes of Section 10.6, Net Interest Expense shall be adjusted on a pro forma basis to take into account the effects of any acquisitions or disposals made during the applicable period.  The pro forma adjustments will be made on the basis of the historical Net Interest Expense of the company or business acquired or disposed of in such period.

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“Non-Obligor Finance Subsidiary” means a Wholly-Owned Subsidiary of the Parent Guarantor, other than the Guarantor, the Company and Amcor UK Finance Limited, which is used exclusively to raise capital to be used in the business of, and to undertake financing activities on behalf of, the Parent Guarantor and its Subsidiaries and which has no assets other than those consistent with such Subsidiary’s business as described above.

“Noteholder Sanctions Laws” is defined in Section 10.10(a).

“Noteholder Sanctions Violations” is defined in Section 10.10(a).

“Notes” is defined in Section 1.

“Obligors” is defined in the first paragraph of this Agreement.

“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs as of June 28, 2013 may be found at http://www.treasury.gov/resource-center/sanctions/programs/pages/programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer or any director of the Parent Guarantor, the Guarantor or the Company, as the context requires, whose responsibilities extend to the subject matter of such certificate.

“Parent Guaranteed Obligations” is defined in Section 27.1(b).

“Parent Guarantor” means Amcor plc, a company organized under the laws of the Bailiwick of Jersey, and any successor thereto that shall have become such in the manner prescribed in Section 10.2.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor, either Obligor or any ERISA Affiliate or with respect to which the Parent Guarantor, either Obligor or any ERISA Affiliate may have any liability.

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“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Principal Facility Agreement” means each of the (a) Three-Year Syndicated Facility Agreement, dated as of April 30, 2019, by and among the Obligors, Amcor UK Finance Limited, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Foreign Administrative Agent (the “Three-Year Syndicated Facility Agreement”), (b) that certain Four-Year Syndicated Facility Agreement, dated as of April 30, 2019, by and among the Obligors, Amcor UK Finance Limited, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Foreign Administrative Agent (the “Four-Year Syndicated Facility Agreement”), (c) that certain Five-Year Syndicated Facility Agreement, dated as of April 30, 2019 (the “Five-Year Syndicated Facility Agreement”), by and among the Obligors, Amcor UK Finance Limited, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan AG, as Foreign Administrative Agent, (d) that certain Term Syndicated Facility Agreement, dated as of April 30, 2019, by and among the Obligors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Term Syndicated Facility Agreement”, and together with the Three-Year Syndicated Facility Agreement, the Four-Year Syndicated Facility Agreement and the Five-Year Syndicated Facility Agreement, each, a “Multi-Year Facility Agreement”) and (e) 364-Day Syndicated Facility Agreement (the “364-Day Facility Agreement”) dated as of April 5, 2019, by and among the Obligors, Amcor UK Finance Limited the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, together with any agreement renewing, refinancing, refunding or replacing any of the Multi-Year Facility Agreements or the 364-Day Facility Agreement, and as any of the Multi-Year Facility Agreements or the 364-Day Facility Agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Project” means any project or development undertaken or proposed to be undertaken by the Parent Guarantor or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.

“Project Assets” means:

(a)           any asset or property of the Parent Guarantor or any Subsidiary relating to the creation or development of a Project or proposed Project of the Parent Guarantor or such Subsidiary, as applicable, including any assets or property of the Parent Guarantor or such Subsidiary, as applicable, derived from, produced by or related to such Project; and

(b)           any fully paid shares or equity interests in any interests in any Subsidiary which are held by the immediate holding entity of such Subsidiary, provided that (i) such Subsidiary is a Project Subsidiary and (ii) there is no recourse to the immediate holding entity other than to those fully paid shares or equity interests and the rights and proceeds in respect of those shares or equity interests.

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“Project Subsidiary” means any Subsidiary (other than the Guarantor, the Company and any Subsidiary Guarantor) that carries on no business other than the business of a Project or a proposed Project.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Rating Agency” means Moody’s, Standard & Poor’s or Fitch.

“Rating Event” means, and shall be deemed to have occurred on any date on which (a) (i) if only one Rating Agency provides a rating with respect to the Notes, such rating is below Investment Grade, (ii) if two Rating Agencies provide a rating with respect to the Notes, either of such rating is below Investment Grade or (iii) if three Rating Agencies provide a rating with respect to the Notes, any two of such ratings are below Investment Grade or (b) the Notes are not rated by at least one Rating Agency.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Guarantor, either Obligor or any of their respective Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent Guarantor, the Guarantor or the Company, as the context requires, with responsibility for the administration of the relevant portion of this agreement.

“Second Closing Date” is defined in Section 3.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the Chief Financial Officer or Treasurer of the Parent Guarantor, the Company or the Guarantor, as the context requires.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

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“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., together with any relevant local affiliates thereof and any successor to any of the foregoing.

“Subordinated Debt Allowance” means, on any date, any Indebtedness of the Parent Guarantor, either Obligor or a Subsidiary Guarantor satisfying each of the following conditions:

(a)           such Indebtedness shall be and remain unsecured Indebtedness of the Parent Guarantor, such Obligor or Subsidiary Guarantor;

(b)           such Indebtedness shall be junior and subordinate to the obligations of the Parent Guarantor, such Obligor or Subsidiary Guarantor, as applicable, under this Agreement, the Guarantees, the Notes and the Subsidiary Guarantees, as applicable; and

(c)           the Required Holders shall have reviewed the terms of such Indebtedness and approved its exclusion from the calculation of Total Net Indebtedness.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantee” means a guarantee of a Subsidiary Guarantor of the obligations of the Company under this Agreement and the Notes, substantially in the form of Exhibit 4.11.

“Subsidiary Guarantor” means (i) Amcor UK Finance Limited and (ii) any Subsidiary that has executed and delivered a Subsidiary Guarantee pursuant to Section 9.7 (and, in the case of either (i) or (ii), that has not been released from such Subsidiary Guarantee in accordance with Section 9.7(c)).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended financial half-year of such Person, based on the assumption that such Swap had terminated at the end of such financial half-year,

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and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Tax” is defined in Section 5.9(b).

“Tax Event” means any amendment to or change in, after the date of this Agreement, the laws, regulations or published tax rulings (including tax treaties and regulations with respect to such treaties) of any Applicable Taxing Authority, or any amendment to or change after the First Closing Date in the official administration, interpretation or application of such laws, regulations, or rulings.

“Total Net Indebtedness” means, as of any date, (i) (x) the outstanding interest-bearing liabilities of the Parent Guarantor and its Subsidiaries as disclosed in the Parent Guarantor’s most recently delivered annual audited consolidated financial statements or quarterly unaudited consolidated financial statements pursuant to Section 7.1(a) or 7.1(b) but, for the avoidance of doubt, excluding retirement and other employee benefit obligations and “Other Financial Liabilities” as disclosed in such financial statements, plus (y) increases and/or decreases in such interest-bearing liabilities since the date of such financial statements, plus (ii) without duplication, any Guaranties of the Parent Guarantor and its Subsidiaries outstanding on such date, minus (iii) cash and cash equivalents of the Parent Guarantor and its Subsidiaries (including short term deposits held with financial institutions), all as determined on a consolidated basis in accordance with Applicable GAAP and adjusted to exclude any Indebtedness falling within the Subordinated Debt Allowance.

“Transaction Agreement” means the Transaction Agreement dated as of August 6, 2018, by and among the Guarantor, the Parent Guarantor, Merger Sub and Bemis, together with the exhibits thereto, the ‘Scheme’ (as defined therein) implemented pursuant thereto and the ‘Deed Poll’ (as defined therein) entered in connection therewith.

“U.S. Economic Sanctions” means United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States and any enabling legislation or executive order relating to any of the foregoing.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, a Subsidiary, one hundred percent (100%) of all the equity interests (other than directors’ qualifying shares) and voting

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interests of which are owned by the Parent Guarantor or any one or more of the Parent Guarantor’s other Wholly-Owned Subsidiaries at such time.

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EXHIBIT 1-A

[FORM OF SERIES A NOTE]

AMCOR FINANCE (USA), INC.

5.38% SERIES A GUARANTEED SENIOR NOTE DUE 2016

No. A-[ ]	[Date]
U.S.$[ ]	PPN: 02343* AA0

FOR VALUE RECEIVED, the undersigned, AMCOR FINANCE (USA), INC., a Delaware corporation (herein called the “Company”), hereby promises to pay to [     ], or registered assigns, the principal sum of [              ] DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.38% per annum from the date hereof, payable semiannually, on the 15th day of June and December in each year, commencing with June 15, 2010, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note and Guarantee Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.38% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of December 15, 2009 (as from time to time amended, the “Note and Guarantee Agreement”), between the Company, AMCOR Limited (ABN 62 000 017 372), a company incorporated under the laws of the State of New South Wales, Commonwealth of Australia (the “Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions set forth in the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes and (ii) made the representations set forth in Section 6 of the Note and Guarantee Agreement.

Payment of the principal of, interest on and Make-Whole Amount with respect to this Note has been guaranteed by the Guarantor in accordance with the terms of the Note and

Guarantee Agreement and by each Subsidiary Guarantor in accordance with the terms of its Subsidiary Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

AMCOR FINANCE (USA), INC.

By:
Name:
Title:

2

EXHIBIT 1-B

[FORM OF SERIES B NOTE]

AMCOR FINANCE (USA), INC.

5.69% SERIES B GUARANTEED SENIOR NOTE DUE 2018

No. B-[ ]	[Date]
U.S.$[ ]	PPN: 02343* AB8

FOR VALUE RECEIVED, the undersigned, AMCOR FINANCE (USA), INC., a Delaware corporation (herein called the “Company”), hereby promises to pay to [     ], or registered assigns, the principal sum of [              ] DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.69% per annum from the date hereof, payable semiannually, on the 15th day of June and December in each year, commencing with June 15, 2010, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note and Guarantee Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.69% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of December 15, 2009 (as from time to time amended, the “Note and Guarantee Agreement”), between the Company, AMCOR Limited (ABN 62 000 017 372), a company incorporated under the laws of the State of New South Wales, Commonwealth of Australia (the “Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions set forth in the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes and (ii) made the representations set forth in Section 6 of the Note and Guarantee Agreement.

Payment of the principal of, interest on and Make-Whole Amount with respect to this Note has been guaranteed by the Guarantor in accordance with the terms of the Note and

Guarantee Agreement and by each Subsidiary Guarantor in accordance with the terms of its Subsidiary Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

AMCOR FINANCE (USA), INC.

By:
Name:
Title:

2

EXHIBIT 1-C

[FORM OF SERIES C NOTE]

AMCOR FINANCE (USA), INC.

5.95% SERIES C GUARANTEED SENIOR NOTE DUE 2021

No. C-[ ]	[Date]
U.S.$[ ]	PPN: 02343* AC6

FOR VALUE RECEIVED, the undersigned, AMCOR FINANCE (USA), INC., a Delaware corporation (herein called the “Company”), hereby promises to pay to [     ], or registered assigns, the principal sum of [              ] DOLLARS (or so much thereof as shall not have been prepaid) on December 15, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.95% per annum from the date hereof, payable semiannually, on the 15th day of June and December in each year, commencing with June 15, 2010, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note and Guarantee Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.95% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of December 15, 2009 (as amended pursuant to Amendment No. 1 dated as of June 28, 2013 and as amended pursuant to Amendment No. 2 dated as of June 6, 2019, and as from time to time further amended, the “Note and Guarantee Agreement”), between the Company, AMCOR Limited (ABN 62 000 017 372), a company incorporated under the laws of the State of New South Wales, Commonwealth of Australia (the “Guarantor”), Amcor plc, a company organized under the laws of the Bailiwick of Jersey (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions set forth in the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to holders of Notes and (ii) made the representations set forth in Section 6 of the Note and Guarantee Agreement.

Payment of the principal of, interest on and Make-Whole Amount with respect to this Note has been guaranteed by the Guarantor and the Parent Guarantor in accordance with the terms of the Note and Guarantee Agreement and by each Subsidiary Guarantor in accordance with the terms of its Subsidiary Guarantee.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

AMCOR FINANCE (USA), INC.

By:
Name:
Title:

2

EXHIBIT 2

[FORM OF GUARANTEE]

GUARANTEE

For value received, the undersigned hereby absolutely, unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on said Note, as more fully provided in the Note and Guarantee Agreement referred to in said Note.

AMCOR LIMITED

By
Name:
Title:

EXHIBIT 4.11

FORM OF SUBSIDIARY GUARANTEE

GUARANTEE dated as of             , in favor of each person who is from time to time a holder of one or more of any of the Series A Guaranteed Senior Notes due 2016 to be issued in an aggregate principal amount of U.S.$275,000,000, Series B Guaranteed Senior Notes due 2018 to be issued in an aggregate principal amount of U.S.$300,000,000 and Series C Guaranteed Senior Notes due 2021 to be issued in an aggregate principal amount of U.S.$275,000,000 (all of the preceding notes of all series, together with all notes delivered in substitution or exchange for any thereof, the “Notes”), issued by Amcor Finance (USA), Inc., a Delaware corporation (the “Company”), pursuant to the Note and Guarantee Agreement dated as of December 15, 2009 (as amended, modified or supplemented from time to time, the “Note and Guarantee Agreement”) between the Company, AMCOR Limited (ABN 62 000 017 372), a company incorporated under the laws of the State of New South Wales, Commonwealth of Australia, and Amcor plc, a company organized under the laws of the Bailiwick of Jersey (the “Parent Guarantor”), and each of the Purchasers listed in Schedule A to the Note and Guarantee Agreement.

Section 1.  Definitions.  Except as otherwise provided herein, terms defined in the Note and Guarantee Agreement are used herein as defined therein.

Section 2.  The Guarantee.

2.01  The Guarantee.  The Company will use the proceeds from the sale of the Notes to repay indebtedness and for general corporate purposes of the group of Persons comprised of the Guarantor and its Subsidiaries, and the undersigned (individually, a “Subsidiary Guarantor,” and collectively, the “Subsidiary Guarantors”) are Subsidiaries of the Parent Guarantor.  For such valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Subsidiary Guarantor hereby jointly and severally guarantees to each holder of a Note (each, a “holder”) the prompt (a) payment in full, in Dollars, when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of, Make-Whole Amounts (if any), and interest on the Notes (including, without limitation, post-petition interest and interest on any overdue principal, Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Note and Guarantee Agreement or the Notes (including, without limitation, costs, expenses and taxes) and (b) performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Note and Guarantee Agreement, in each case strictly in accordance with the terms thereof (such payment and other obligations being referred to herein collectively as the “Guaranteed Obligations”).  Each Subsidiary Guarantor hereby further agrees that if the Company shall default in the payment (whether at stated maturity, by acceleration, by optional prepayment or otherwise) or performance of any of the Guaranteed Obligations, such Subsidiary Guarantor will (x) promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by

1

acceleration, by optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to any holder such amounts, to the extent lawful, as shall be sufficient to pay the reasonable out-of-pocket costs and expenses of collection or of otherwise enforcing any of such holder’s rights under the Note and Guarantee Agreement, including, without limitation, reasonable counsel fees.

All obligations of each Subsidiary Guarantor under this Section 2.01 shall survive the transfer of any Note and any obligations of the Subsidiary Guarantor under this Section 2.01 relating to obligations of the Company under the Note and Guarantee Agreement that are expressly stated to survive the payment of any Note shall also survive the payment of such Note.

2.02  Obligations Unconditional.                  (a)  The obligations of each Subsidiary Guarantor under Section 2.01 constitute a present and continuing guaranty of payment and performance and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Note and Guarantee Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of each Subsidiary Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

(1)  any amendment or modification of any provision of the Note and Guarantee Agreement, the Notes or any assignment, transfer or assumption thereof (including any novation pursuant to Section 26 of the Note and Guarantee Agreement), including, without limitation, any increase in the interest rate on, principal amount of or Make-Whole Amount in respect of, the Notes, the renewal or extension of the time of payment of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee (including any addition or release of any other Subsidiary Guarantor) so furnished or accepted for the Notes;

(2)  any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note and Guarantee Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3)  any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(4)  the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note and

2

Guarantee Agreement, the Notes or any other agreement;

(5)  any transfer of any assets to or from the Parent Guarantor, the Guarantor or the Company, including, without limitation, any transfer or purported transfer to the Parent Guarantor, the Guarantor or the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Parent Guarantor, the Guarantor or the Company with or into any Person, any change in the ownership of any shares of capital stock of the Parent Guarantor, the Guarantor or the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Parent Guarantor, the Guarantor or the Company;

(6)  any default, failure or delay, willful or otherwise, on the part of the Parent Guarantor, the Guarantor or the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of the Note and Guarantee Agreement, the Notes or any other agreement;

(7)  any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note and Guarantee Agreement, the Notes or any other agreement;

(8)  any lack or limitation of the status or the power of, or the incapacity or disability of, the Parent Guarantor, the Guarantor or the Company or any trustee or agent thereof; or

(9) any novation by the Company pursuant to Section 26 of the Note and Guarantee Agreement; or

(10) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

(b) Each Subsidiary Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder proceed against or exhaust any right, power or remedy against the Parent Guarantor, the Guarantor or the Company under the Note and Guarantee Agreement or the Notes or any other agreement or instrument referred to herein or therein (including, without limitation, marshalling of assets), or against any other Subsidiary Guarantor, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c)  In the event that any Subsidiary Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, such Subsidiary Guarantor shall not exercise any subrogation or other rights hereunder, under the Notes or under the Note and Guarantee Agreement, and such Subsidiary Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights and all other remedies that it may have against the Parent Guarantor, the Guarantor or the Company  or any other Subsidiary Guarantor in respect of any payment made hereunder, unless and until the Guaranteed Obligations shall have been paid in full.  If any amount shall be paid to any Subsidiary Guarantor on

3

account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Each Subsidiary Guarantor agrees that its obligations under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Parent Guarantor, the Guarantor or the Company to any holder is rescinded or must be otherwise restored by any holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

The guarantee in this Section 2 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising.  Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Parent Guarantor, the Guarantor or the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders had accelerated the same in accordance with the terms of the Note and Guarantee Agreement, and such Subsidiary Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount, and any other amounts guaranteed hereunder without further notice or demand.

Section 3.  Representations and Warranties. Each Subsidiary Guarantor represents and warrants to the holders that:

3.01  Organization; Power and Authority.  Such Subsidiary Guarantor is duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization (the “Applicable Jurisdiction”) and, where legally applicable, is duly qualified as a foreign corporation and, if applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Subsidiary Guarantor has the corporate or other requisite power and authority to execute and deliver this Guarantee and to perform the provisions hereof.

3.02  Authorization, etc.  This Guarantee has been duly authorized by all necessary corporate action on the part of such Subsidiary Guarantor, and this Guarantee constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4

3.03  Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by such Subsidiary Guarantor of this Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational document, or any other agreement or instrument to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

3.04  Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Guarantee(1) (including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Subsidiary Guarantee and the payment of such Dollars to Persons resident in the United States of America).  It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the Applicable Jurisdiction of this Subsidiary Guarantee that this Subsidiary Guarantee or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

3.05.  Solvency.  Upon the execution and delivery hereof, such Subsidiary Guarantor will be solvent, will be able to pay its debts as they mature and will have capital sufficient to carry on its business.

3.06.  Ranking. All liabilities of each Subsidiary Guarantor under this Subsidiary Guarantee constitute direct, unconditional and general obligations of such Subsidiary Guarantor and rank in right of payment either pari passu or senior to all other unsecured, unsubordinated Indebtedness of such Subsidiary Guarantor, except for Indebtedness which is preferred by operation of bankruptcy, insolvency, liquidation, administration or similar laws of general application.

3.07  Taxes.(2)  No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of or in the Applicable Jurisdiction or any political subdivision thereof or therein (an “Applicable Taxing Authority”) will be incurred by any Subsidiary Guarantor or any holder of a Note as a result of the execution or delivery of this Subsidiary Guarantee and, based on present law, if any payments were made by any Subsidiary Guarantor under this Guarantee, no deduction or withholding in respect of Taxes imposed by or for the account of any Applicable Taxing Authority would be required to be made from any such payment, except for (i) in the case of any Subsidiary Guarantor organized under the laws of the United Kingdom or any political subdivision thereof or therein, any payment made by it which is considered to have a United Kingdom source for the purposes of United Kingdom

(1)  The remainder of this Section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.

(2)  This section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.

5

withholding tax may be subject to withholding tax in the United Kingdom at a rate of [  ]%(3) and (ii) any such withholding or deduction arising out of the conditions described in the proviso to Section 4(a).

Section 4.  Tax Indemnity.(4) (a)  Any and all payments under this Subsidiary Guarantee to or for the account of any holder of a Note shall be made free and clear of, and without deduction or withholding for or on account of, any Tax, except to the extent such deduction or withholding is required by law.  If any Tax is required by law to be deducted or withheld by any Subsidiary Guarantor from any such payments made by such Subsidiary Guarantor, such Subsidiary Guarantor will make such deductions or withholding and pay to the relevant taxing authority the full amount deducted or withheld before penalties attach thereto or interest accrues thereon.  In the event of the imposition by or for the account of any Applicable Taxing Authority or of any Governmental Authority of any jurisdiction in which any Subsidiary Guarantor resides for tax purposes or any jurisdiction from or through which such Subsidiary Guarantor is making any payment in respect of this Subsidiary Guarantee of any Tax, other than any Excluded Tax, upon or with respect to any payments in respect of this Subsidiary Guarantee, whether by withholding or otherwise, such Subsidiary Guarantor hereby agrees to pay forthwith from time to time in connection with each payment on this Subsidiary Guarantee to each holder of a Note such amounts as shall be required so that every payment received by such holder in respect of the Notes and every payment received by such holder under this Subsidiary Guarantee will not, after such withholding or deduction or other payment for or on account of such Tax and any interest or penalties relating thereto, be less than the amount due and payable to such holder in respect of such Note or under this Subsidiary Guarantee before the assessment of such Tax; provided, however, that such Subsidiary Guarantor shall not be obliged to pay such amounts to any holder of a Note in respect of Taxes to the extent such Taxes exceed the Taxes that would have been payable:

(i)                                     had such holder not had any connection with the Applicable Jurisdiction or any territory or political subdivision thereof other than the mere holding of a Note with the benefit of this Guarantee (or the receipt of any payments in respect thereof) or activities incidental thereto (including enforcement thereof);

(ii)                                  but for the delay or failure by such holder (following a written request by such Subsidiary Guarantor) in the filing with an appropriate Governmental Authority or otherwise of forms, certificates, documents, applications or other reasonably required evidence (collectively “Forms”), that are required to be filed by such holder to avoid or reduce such Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, provided that such holder shall be deemed to have satisfied the requirements of this clause (ii) upon the good faith completion and submission of such Forms as may be specified in a written request of such Subsidiary Guarantor no later than 60 days after receipt by such holder of such written request (provided that if such Forms are required

(3)  Rate to be specified based on law in effect as of date of applicable Subsidiary Guarantee.

(4)  This section is not necessary in relation to Subsidiary Guarantors that are U.S. persons.

6

pursuant to the laws of any jurisdiction other than the United States of America, such written request shall be accompanied by such Forms in English or with an English translation thereof); or

(iii) had such holder not breached any representation or warranty contained in Section 6.2(a), (c) or (d) of the Note and Guarantee Agreement.

(b)  Within 60 days after the date of any payment by any Subsidiary Guarantor of any Tax in respect of any payment under the Notes or this Section 4, such Subsidiary Guarantor shall furnish to each holder of a Note the original tax receipt for the payment of such Tax (or if such original tax receipt is not available, a duly certified copy of the original tax receipt), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(c)  If any Subsidiary Guarantor has made a payment to or on account of any holder of a Note pursuant to clause (a) above and such holder is entitled to a refund of the Tax to which such payment is attributable from the Governmental Authority to which the payment of the Tax was made and such refund can be obtained by filing one or more Forms, then (i) such holder shall, as soon as practicable after receiving a written request therefor from such Subsidiary Guarantor (which request shall include a copy of such Forms to be filed), use its reasonable efforts to promptly file such Forms and (ii) upon receipt of such refund, if any, promptly pay over such refund to such Subsidiary Guarantor (net of any costs incurred in complying with such request).

(d)  The obligations of the Subsidiary Guarantors under this Section 4 shall survive the transfer or payment of any Note and the provisions of this Section 4 shall also apply to successive transferees of the Notes.

Section 5.  Miscellaneous.

5.01  Amendments, Etc.  This Guarantee may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Subsidiary Guarantors and the Required Holders, except that no such amendment or waiver may, without the written consent of each holder affected thereby, amend any of Section 2.01, 2.02, 4, this Section 5.01 or Section 5.04.

5.02  Notices.  All notices and communications provided for hereunder shall be in writing and sent as provided in Section 19 of the Note and Guarantee Agreement (i) if to any holder, to the address (whether electronic or physical) specified for such holder in the Note and Guarantee Agreement and (ii) if to any Subsidiary Guarantor, to the address for such Subsidiary Guarantor set forth on the signature pages hereof.

5.03  JURISDICTION AND PROCESS.  EACH SUBSIDIARY GUARANTOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST SUCH

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SUBSIDIARY GUARANTOR FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY OR ON BEHALF OF ANY HOLDER OF A NOTE, AS SUCH HOLDER MAY ELECT, AND SUCH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING.  EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL REGISTERED AGENTS, INC., AT 875 AVENUE OF THE AMERICAS, SUITE 501, NEW YORK, NEW YORK, 10001, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN THE STATE OF NEW YORK WHOM THE SUBSIDIARY GUARANTOR MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN 30 DAYS’ NOTICE THEREOF TO EACH HOLDER OF A NOTE THEN OUTSTANDING), AS THE TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS OF THE SUBSIDIARY GUARANTOR.  EACH SUBSIDIARY GUARANTOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AS ITS ADDRESS SPECIFIED IN SECTION 5.02 OR AT SUCH OTHER ADDRESS OF WHICH EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  IN ADDITION, EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.04                        Obligation to Make Payment in Dollars.  Any payment on account of an amount that is payable by the Subsidiary Guarantors under this Guarantee in Dollars which is made to or for the account of any holder in any other currency shall constitute a discharge of the obligation of the Subsidiary Guarantors under this Guarantee only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Subsidiary Guarantors agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.  As used herein the term “London

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Banking Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

5.05  Successors and Assigns.  All covenants and other agreements of each Subsidiary Guarantor in this Guarantee shall bind its successors and assigns and shall inure to the benefit of the holders and their respective transferees, successors and assigns.

5.06  Severability.  Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.07  Construction.  Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

5.08  Expenses.  Each Subsidiary Guarantor shall indemnify each holder on demand in respect of all reasonable costs and expenses (including reasonable legal fees) incurred by such holder in connection with the enforcement of this Guarantee or the preservation of the rights of such holder as a result of any breach by any Subsidiary Guarantor of its obligations hereunder.

5.09.  Release.  A Subsidiary Guarantor shall cease to be a Subsidiary Guarantor and shall be released from its obligations under this Guarantee pursuant to Section 9.7(c), of the Note and Guarantee Agreement.

5.10.  Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Guarantee and the Note and Guarantee Agreement, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein, and the payment of any Note or any Guaranteed Obligation, and may be relied upon by any subsequent holder of any Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.

5.11.  Counterparts; Additional Parties.  This Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  At any time after the date of this Guarantee, one or more additional persons or entities may become parties hereto by executing and delivering to the holders a counterpart of this Guarantee.  Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guarantee.

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5.12.  Governing Law.  This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, this Guarantee has been duly executed by the Subsidiary Guarantors as of the day and year first above written.

[NAME OF SUBSIDIARY GUARANTOR]

By
Title:

Address:

[NAME OF SUBSIDIARY GUARANTOR]

By
Title:

Address:

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